EXHIBIT 4.5

                  CPI ACQUISITION, INC. d/b/a COMPUTER POWER, INC.
                                AMENDED AND RESTATED
                       RETIREMENT SAVINGS PLAN TRUST AGREEMENT

        THIS AMENDED AND RESTATED TRUST AGREEMENT, made and executed as of the 29th day of September, 1989, by and between CPI Acquisition, Inc. d/b/a Computer Power, Inc., a Delaware corporation with principal offices in Jacksonville, Duval County, Florida, hereinafter referred to as the Employer; and W. Robinson Frazier, III, David M. Hicks and K. C. Houston, hereinafter collectively referred to as the Trustee.

        (In the construction of this Amended and Restated Trust
Agreement, the masculine gender shall include the feminine and neuter genders, and the plural shall include the singular, and the singular the plural, in such cases where such meaning would be appropriate.)

                                     WITNESSETH

        WHEREAS, Computer Power, Inc., a Florida corporation, and the Trustee did on August 1, 1984, execute the Computer Power, Inc.
Deferred Savings Plan Trust Agreement ("the Plan"); and

        WHEREAS, by Adoption Agreement dated September l7, 1986, the Employer did adopt the Computer Power, Inc. Deferred Savings Plan
Trust Agreement effective as of said date with respect to all of its eligible employees; and

        WHEREAS, the Employer and the Trustee are desirous of amending and restating the Plan in order to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, and the Employee Retirement Income Security Act of 1974, as amended, so that the Plan may continue to qualify as a profit-sharing Plan and as a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986; and

        WHEREAS, the proper officers of the Employer have been authorized and directed by its Board of Directors to execute this amended and Restated Trust Agreement.


        NOW, THEREFORE, effective as of January 1, 1989 ("the
Effective Date"), for Plan Participants who terminate employment with the Employer on or after the Effective Date (it being understood that the rights and benefits, if any, of all other former Participants shall be determined in accordance with the applicable provisions of the Plan in effect on the date that his or her employment terminated and it being further understood that the provisions of Section 4.4(b) hereof shall be effective from and after October 1, 1989), the Employer hereby amends and restates the Plan and Trust Agreement for the purpose of carrying out the Plan on the following terms and conditions.
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                               9
                               ARTICLE I - DEFINITIONS

        1.1 The following terms appearing in this Plan (whether capitalized or not) shall be defined as follows:

                "Accrued Benefit" means the balance of the Participant's account.

                "Act" means Public Law No. 93-406, Employee Retirement Income Security Act of 1974, as may be amended from time to time.

                "Anniversary Date" means the last day of any Plan Year.

                "Beneficiary" means any person or persons (natural or otherwise) designated by a Participant to receive any death benefit which shall be payable under this Plan.

                "Board of Directors" means the present and any succeeding board of directors of the Employer.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Compensation" means a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                (a) Employer contributions to a Plan of deferred compensation which are not includible in the Participant's gross income for the Plan Year in which contributed, or Employer contributions under a simplified employee pension Plan to the extent such contributions are deductible by the Participant, or any distributions from a Plan or deferred compensation;

                (b)     Amounts realized from the exercise of a
                        non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
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                                            10

                (d) Other amounts which received special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant), or contributions made by the Employer towards the purchase of an annuity contract described in Section 403(b) of the Code.

        For purposes of applying the provisions of Section 3.4 hereof, compensation for a Plan Year is the compensation actually paid or includible in gross income during such year.

        The annual compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Section
415(d) of the Code. In determining the compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined pursuant to this definition prior to the application of this limitation.

                "Earned Income" means the net earnings from self-employment in the trade or business of the self-employed individual(s) with respect to which the Plan is established (if any), for which personal services of such individual(s) are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

                "Eligibility Computation Period" means any 12-consecutive month period following the initial eligibility computation period.

                "Eligible Employee" means any employee and any leased employee (as hereinafter defined) of the Employer maintaining the Plan or any other employer required to be aggregated with such Employer under Sections 414(b), (c),
                (m) or (o) of the Code, except the following:

                (i) Directors, unless otherwise employed by the Employer; and

                (ii) Employees covered by a collective bargaining agreement between
                                        -3-
                                        11
                       employee representatives and the Employer in which
                        retirement benefits were the subject of good faith bargaining between such employee representations and the Employer.

                "Employment Commencement Date" means the date on which an eligible employee first performs an hour of service for the Employer.

                "Excused or Approved Absence" means any of the following:

                (i) Any absence authorized by the Employer under the Employer's standard personnel practices; provided that all persons under similar circumstances shall be treated alike in the granting of such authorized leaves of absence and provided further that the Participant returns to the service of the Employer within the period of authorized absence; or

                (ii) Any absence due to service in the Armed Forces of the United States shall be considered as an excused or approved leave of absence, provided that the absence is caused by war or other emergency, or provided that the employee is required to serve under the laws of conscription in time of peace; provided, however, that the employee returns to the service of the Employer within the period provided by law.

                "Fiduciary" means any person who:

                (i) Exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposing of its assets;

                (ii) Has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to the Trustee, the Employer and its Board of Directors and the Plan Administrator.

                "Former Participant" means a Participant who ceases to participate in the Plan as a result of one or more 1-year breaks in service which occur prior to his retirement for reasons other than death or total and permanent disability.

                "Fund" or "Trust Fund" means all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the terms of this Plan and trust Agreement.

                "Highly-Compensated Employee" The term highly
                compensated employee includes highly-compensated eligible employees ("highly compensated active
                                       -4-
                                        12
               employees") and highly-compensated former eligible
                employees ("highly compensated former employees").

                A highly compensated active employee includes any employee who performs service for the employer during the determination year and who, during the look-back year: (i) received compensation from the employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term highly-compensated employee also includes: (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the employer during the determination year; and (ii) employees who are 5 percent owners at any time during the look-back year or determination year.

        If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly-compensated employee.

        For this purpose, the determination year shall be the Plan year. The look-back year shall be the twelve-month period immediately preceding the determination year.

        A highly-compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly-compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

        If an employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a highly-compensated employee who is one of the 10 most highly-compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member and the 5 percent owner or top-ten highly-compensated employee shall be aggregated.  In such case, the family member and 5 percent owner or top-ten highly-compensated employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly-compensated employee.  For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.
                              - 5 -
                               13
        The determination of who is a highly-compensated employee, including the determination of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                "Hour of Service" means:

                (I) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the employer. These hours will be credited to the employee for the computation period in which the duties are performed; and

                (2) Each hour for which an employee is paid, or entitled to payment, by the employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Relations which is incorporated herein by this reference; and

                (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer. The same hours of service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                        Hours of service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under
                        Section 414(c)) of which the adopting employer is a member, and any other entity required to be aggregated with the employer pursuant to Section
                        414(o) and the regulations thereunder.
                                         - 6 -
                                           14
                       Hours of service will also be credited for any
                        individual considered an employee for purposes of this Plan under Section 414(n) or Section 414(o) and the regulations thereunder.

                        Solely for purposes of determining whether a one year (1-year) break in service, as defined in Section 1.1, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases,in the following computation period.

                "Initial Eligibility Computation Period" means the 12-consecutive month period beginning on the employment commencement date.

                "Investment Manager" means any person, firm or corporation who:

                (i) Has the power to manage, acquire or dispose of Plan assets;

                (ii) Is a registered investment adviser under the Investment Adviser's Act of 1940, a bank or an insurance company; and

                (iii) Acknowledges in writing his fiduciary responsibility to the Plan.

                "Leased Employee" means any person (other than an
                employee of the recipient) who pursuant to an agreement
                between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in
                accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the
                                       - 7 -
                                         15
               recipient employer.

                A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension Plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

                "Net Income" means the current and accumulated earnings of the Employer with respect to the Plan Year determined upon the basis of Employer's books and records in accordance with generally accepted accounting principles, but without any reduction for taxes based upon income, or for contributions made by the Employer to the Plan or to any other deferred compensation retirement or pension Plan.

                "One-Year (1-Year) Break in Service" means any Plan Year in which a Participant fails to complete more than 500 hours of service as a result of a separation from service, other than an excused or approved absence.

                "Owner Employee" means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

                "Participant" means any person who is an eligible employee and who has been admitted to participation in this Plan pursuant to the provisions of Article II hereto.

                "Plan Administrator" means the person or persons designated by the Employer's Board of Directors pursuant to Section 6.1 to administer the Plan on behalf of the Employer. In the absence of any such designation, the Employer shall be deemed Plan Administrator.

                "Retired Participant" means a Participant who ceases to participate in the Plan occasioned by his retirement, or a former Participant who is receiving a deferred vested benefit.

                "Self-Employed Individual" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had earned income but for the fact that the trade
                                        - 8 -
                                          16
               or business had no net profits for the taxable year.

                "Subsequent Eligibility Computation Period" means any
                Plan Year beginning with the Plan Year which includes the first anniversary of an eligible employee's employment commencement date (without regard to whether the employee is entitled to be credited with 1,000 hours of service during such period), provided that an employee who is credited with 1,000 hours of service both in the initial eligibility computation period and the Plan Year which includes the first anniversary of the employee's employment commencement date is credited with two years of service for purposes of eligibility to participate.

                "Total and Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

                "Trustee" means the person or persons named in the first paragraph herein as Trustee and his, their or its successors.

                "Valuation Date" means the annual valuation date, being the last day of each Plan Year, and each interim date on which a valuation of the trust fund is made.

                "Vested" means the portion of a Participant's accrued benefit that is nonforfeitable.

                "Year of Service" means (i) the initial eligibility computation period in which an eligible employee completes 1,000 hours of service, and (ii) any subsequent eligibility computation period in which an eligible employee completes at least 1,000 hours of service.

        1.2 The following additional terms appearing in this Plan (whether capitalized or not) shall be defined as follows:

                "Account" means the entire interest of a Participant in the trust fund as of any date of reference. A Participant's account shall consist of his Employer Contribution Account, his Employee Contribution Account and his Salary
                Reduction Contribution Account.

                "Date of Eligibility" means with respect to each eligible employee the later of the following dates:
                                        - 9 -
                                         17
               (i)     The date on which such employee attains the age of
                        twenty-one (21) years; or

                (ii) The date on which such employee completes at least one year of service.

                Each eligible employee shall be required to furnish the Employer a birth certificate issued by the proper public authority, or other evidence of age satisfactory to the Employer. Notwithstanding the fact that an employee may have been excluded from coverage of this Plan as a result of clause (ii) of the definition of "Eligible Employee" found in
                Article I, Section 1.1, for purposes of this definition, years of service for such an employee shall be determined as though such employee were an eligible employee at all times that he has been in the service of the employer.

                "Effective Date" means January 1, 1989.

                "Employee Contribution Account" means the account maintained for a Participant to record his contributions and earnings and accretions of the trust fund generated by such employee contributions.

                "Employer" means CPI Acquisition, Inc. d/b/a Computer
                Power, Inc., a Delaware corporation, and any successor entity thereto which adopts this Plan and joins in this Trust Agreement. The term "Employer" shall also mean any other entity which, with the consent of the Board of Directors, adopts this Plan and joins in the Trust
                Agreement. Where a group of Employers has adopted and joined in this Plan and Trust Agreement and such group constitutes a controlled group of corporations within the meaning of Section 1563(a) of the Code, such group shall be treated as one Employer for purposes of crediting years of service completed by eligible employees under Article II and Section 5.4.

                "Employer Contribution Account" means so much of a Participant's account as is attributable to Employer contributions, reallocated forfeitures, and earnings and accretions of the trust fund generated by such Employer contributions and reallocated forfeitures.

                "Employer Stock" means the $0.01 par value common stock of the Employer.

                "Later Retirement Date" means the anniversary date
                subsequent to normal retirement date when the Employer
                and a Participant, who desires to work beyond his normal retirement date and who is allowed to do under standard Employer practices consistently applied, mutually agree that such Participant shall retire. Notwithstanding the foregoing, such date shall not be later than the
                                       - 10 -
                                         18
               anniversary date which occurs within the calendar year in
                which a Participant reaches age 70-1/2.

                "Normal Retirement Age" means the anniversary date occurring in the Plan Year in which a Participant attains age sixty-five (65).

                "Normal Retirement Date" means the anniversary date occurring in the Plan Year in which the Participants attain age sixty-five (65).

                "Plan" means "Computer Power, Inc. Retirement Savings
                Plan Trust Agreement" as set forth herein, and as the same may from time to time hereafter be amended.

                "Plan Year" means the accounting period of twelve months commencing on January 1 of each calendar year and ending on December 31 of the same calendar year.

                "Salary Reduction Contribution Account" means the account maintained for a Participant to record contributions made on his behalf by the Employer pursuant to a salary reduction agreement described in Section 3.2 and adjustments relating thereto.

                             ARTICLE II - PARTICIPATION

        2.1 Participation Commencement Date. Any eligible employee shall become a Participant in the Plan on the January 1, April 1, July 1 or October 1 coincident with or next following his date of eligibility, unless such employee separates from the service of the Employer before such January 1, April 1, July 1 or October 1 and has not returned before whichever date is applicable, or unless such employee elects in writing not to participate. In the event that a former eligible employee who failed to commence participation hereunder because of separation from service prior to his applicable participation commencement date, returns to service without incurring a 1-year break in service, such employee shall commence participation immediately upon his return. By becoming a Participant under this Plan, each eligible employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan embodied in this agreement and to any amendments thereof which may be made under the provisions hereof pertaining to amendments.

        (b) In the event a Participant ceases being an eligible employee, and therefore becomes ineligible to participate, but has not incurred a break in service, such employee will participate immediately upon becoming an eligible employee. If such Participant incurs a break in service, eligibility will be determined under the break in service rules of the Plan. In the event an employee who is not an eligible employee becomes an eligible employee, such employee will
                participate
                                    - 11 -
                                      19
               immediately if such employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

        2.2 Continued Participation. Subsequent to a Participant's entry into the Plan, he shall continue to be a Participant until the first day of the Plan Year in which occurs a one-year break in service; provided, however, if the Participant performs one or more hours of service in the Plan Year in which occurs the one-year break in service, then such Participant shall continue to participate until the date on which he separates from the service of the Employer.

        2.3     Participation Subsequent to Break in Service.

                (a) A former Participant shall become a Participant immediately upon his return to the service of the Employer if such former Participant had a nonforfeitable right to all or a portion of his accrued benefit derived from employer contributions at the time of his separation from service.

                (b)     A former Participant who did not have a
                nonforfeitable right to any portion of his accrued benefit derived from employer contributions at the time of his separation shall be considered a new employee, for eligibility purposes, if the number of consecutive 1-year breaks in service equals or exceeds the greater of five (5) or the aggregate number of years of service before such break.
                If such former Participant's years of service before his separation exceeds the number of consecutive one-year breaks in service after such separation or if the number of consecutive one-year breaks in service is less than five (5), such Participant shall participate immediately upon return to service.

                (c) For purposes of this Article II, in the case of a Participant who was absent from work for any period by reason of the pregnancy of the Participant, by reason of the birth of a child of the Participant, by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant, or for purposes of caring for such child for a period beginning immediately following such birth or placement, hours of service shall include hours of service which otherwise would normally have been credited to such Participant but
                for such absence, or in the case in which the Plan Administrator is unable to determine the hours of service which otherwise would normally have been credited, eight
                (8) hours of service per day of such absence up to a
                maximum of 501 hours.  Such hours of service shall be
                treated as hours of service only in the Plan Year in which the absence from work begins, if such Participant would be prevented from incurring a one-year break in service in such year solely because the period of absence is treated as hours of service as provided in the preceding sentence; or in any other case in the immediately following year.
                                        - 12 -
                                          20


                         ARTICLE III - CONTRIBUTIONS TO PLAN

        3.1 Employer Contributions. For each Plan Year, the Employer shall contribute an amount equal to the total amount of contributions agreed to be made by it pursuant to salary reduction agreements under
Section 3.2 entered into between the Employer and Participants for such Plan Year. Contributions made by the Employer for a given Plan Year pursuant to salary reduction agreements under Section 3.2 shall be delivered or transmitted to the Trustee as soon as reasonably practicable.

        In addition, for each Plan Year, the Employer shall contribute such additional amount as its Board of Directors may determine in the sole discretion of the Board of Directors. Such additional contribution shall be deemed made on account of a Plan Year if either (a) the Board of Directors determines the amount of such contribution by appropriate board action, (b) the Employer designates such amount in writing to the Trustee as payment on account of such Plan Year or (c) the Employer claims such amount as a deduction on its federal tax return for such Plan Year. All additional contributions of the Employer shall be paid to Trustee and payment shall be made not later than the time prescribed by law for filing the federal income tax return of the Employer for the Plan Year in question, including any extensions which have been granted for the filing of such tax return.

        In no event shall the Employer contributions for any Plan Year (whether made pursuant to Section 3.2 or otherwise) exceed the amount deductible for such Plan Year for income tax purposes as a contribution to the Trust under the applicable provisions of the Internal Revenue Code.

        3.2 Participant Salarv Reduction. Each Plan Year, a Participant may elect to enter into a written salary reduction agreement with the Employer which will be applicable to all payroll periods within such Plan Year. The terms of any such salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer equal to any whole percentage of his Compensation from time to time or per payroll period during such Plan Year, not to exceed the lesser of: (1) 10% of such Compensation or (2) $7,000 as indexed under
Section 402 (g) (5) of the Code. In consideration of such agreement, the Employer will make a salary reduction contribution to the Participant's Salary Reduction Contribution Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year in question pursuant to the salary reduction agreement. For purposes of this Section 3.2, the term "Compensation" shall include all amounts paid by the Employer to the Participant which are currently includible in the Participant's gross income, for the Plan Year in question.

        Amounts credited to a Participant's Salary Reduction Contribution Account shall be 100 percent vested and non-forfeitable at all times. If a Participant enters into a salary reduction agreement with the Employer for a given Plan Year, his Compensation for such Plan
                                  - 13 -
                                    21
Year for all purposes of this Plan, shall be equal to his Compensation before application of the salary reduction agreement.

        Further, and notwithstanding any provision hereof to the contrary, salary reduction agreements shall be governed by the following terms and conditions:

        (a) A salary reduction agreement shall apply to each payroll or bonus period during which an effective salary reduction agreement is on file with the Employer, and shall be effective initially as of the January 1 or July 1 next following the filing of the salary reduction agreement with the Plan Administrator provided that the date of such filing is on or before the fifteenth day of the calendar month immediately preceding such effective date.

        (b) A salary reduction agreement may be amended by a Participant effective as of any January 1 or July 1 next following the filing of an amended salary reduction agreement with the Plan Administration provided that the date, of such filing is on or before the fifteenth day of the calendar month immediately preceding such effective date.
                In addition, during such Plan Year a salary reduction agreement may be amended one additional time effective as of the beginning of any calendar month within the Plan
                Year provided that the Participant in question shall file an amended salary reduction agreement with the Plan Administrator on or before the fifteenth day of the calendar month immediately preceding such effective date.

        (c) A Participant may terminate his salary reduction agreement by filing with the Plan Administrator the appropriate form for such purpose as promulgated by the Plan Administrator. Such termination shall become effective as soon as practicable, but in no event later than the pay period next following the pay period in which the election is filed with the Plan Administrator. A Participant who terminates his salary reduction agreement shall be ineligible to resume making salary reduction contributions until the first January I or July 1 next following the date on which his termination election is filed with the Plan Administrator. A new salary reduction agreement may be entered into thereafter in accordance with the provisions of subparagraph 3.2(a) hereinabove.

        (d) The Employer may amend or revoke its salary reduction agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to insure that the annual addition to each Participant's account for any Plan Year does not exceed the limitations of
                Section 3.4 or to insure that the discrimination tests of
                Section 401(k) of the Code are met for such Plan Year.
                                       - 14 -
                                         22
        (e) Except as provided above, a salary reduction agreement applicable to any given Plan Year, once made, may not be revoked or amended by the Participant or the Employer.

        No amounts may be withdrawn by a Participant from his Salary Reduction Contribution Account prior to termination of employment with the Employer unless the participant has either attained age 59 1/2 or is able to demonstrate financial hardship in the manner set forth hereinbelow in this Section 3.2.

        At any time, a Participant may make a hardship withdrawal, subject to the restrictions set forth in this Section 3.2 and subject to such administrative rules as the Plan Administrator shall promulgate relative to cash funds availability in the Participant's Account. The only amount available for hardship withdrawal for purposes of this Section 3.2 is the sum of the balance in the Participant's Salary Reduction Contribution
Account as of December 31, 1988 plus any salary reduction contributions made after that date. A hardship withdrawal prior to age 59 1/2 may only be made for one of the following hardship reasons ("hardship"):

                (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                (2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Code Section 152); or

                (4) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.

        All withdrawal elections shall be made by a Participant on written forms supplied by the Plan Administration for that purpose. Upon termination of employment, a Participant's Salary Reduction Contribution Account shall be distributed in accordance with Section 5.4.

        3.3 Limitations. The Employer may limit, revoke or amend its agreement to make tax-deferred contributions under Section 3.1 on behalf of any Participant at any time, but only if it determines that such limitation, revocation or amendment is necessary under one of the following circumstances:

        (a)     in the case of tax-deferred savings contributions, to insure that the
                                     - 15 -
                                       23
                discrimination tests of Section 401(k) of the Code governing permissible levels of tax-deferred contributions are met for such Plan Year, or to insure that one of the following tests is met for such Plan Year.

                (1) The Actual Average Percentage of the tax-deferred contributions of the Highly-Compensated Employees eligible to participate is not more than 1.25 times the Actual Average Percentage of the tax-deferred contributions for all other Employees eligible to participate; or

                (2) The Actual Average Percentage of the tax-deferred contributions for the Highly-Compensated Employees eligible to participate is not more than 2.0 times the Actual Average Percentage of the tax-deferred contributions for all other Employees eligible to participate and the Actual Average Percentage of the tax-deferred contributions for the
                        Highly-Compensated Employees eligible to participate does not exceed the Actual Average Percentage of the tax-deferred contributions for all other Employees eligible to participate by more than two (2) percentage points; or

        (b) to insure that a Participant's Additions for any calendar year will not exceed the limitations of Section 3.4; or

        (c) to insure deductibility of the Employer's entire contribution to the Plan for federal income tax purposes.

        If a limitation or amendment becomes necessary pursuant to subparagraphs (a) or (c) above, such limitation or amendment will be first applied to the Participant who is the Highly-Compensated Employee electing the highest percentage of tax-deferred savings contributions pursuant to Section 3.1 until the tests of subparagraphs (a) or (c) are met or until such Participant's election pursuant to Section 3.1 is reduced to the same percentage level as the Participant who is the Highly-Compensated Employee electing the second highest percentage of tax-deferred savings contributions pursuant to Section 3.1. If further limitations are required, then both such Participants' percentage elections shall be reduced until the tests of subparagraphs (a) or (c) are met or until the two Participants' elections pursuant to Section 3.1 are reduced to the same percentage level as the Participant who is the Highly-Compensated Employee electing the third highest percentage of tax-deferred savings contributions pursuant to Section 3.1, and such limitations or amendments shall continue to be made in a similar manner from the Participants who are Highly-Compensated Employees making the highest percentage elections to the lowest until the tests of subparagraphs (a) or (c) are satisfied. The Employer shall have the right to include the tax-deferred savings contributions for purposes of meeting the limitation under this
Section 3.3.

        In applying the discrimination tests under Section 401(k) of the Internal Revenue Code,
                            - 16 -
                              24
tax-deferred savings contributions shall be taken into account for a Plan Year only if such contributions are attributable to compensation received by the Participant during the Plan Year in question or earned during the Plan Year in question and received within 2 1/2 months after the end of the Plan Year. Additionally, the tax-deferred savings contributions must be allocated to the Participants Tax-Deferred Savings Account within such Plan Year.

        In applying the discrimination tests under this Section, the employer shall treat tax-deferred contributions under Plans which are aggregated under Sections 401(a)(4) or 410(b) of the Internal Revenue Code as made under a single Plan. In addition, if a Highly-Compensated Employee is eligible under more than one cash or deferral arrangement maintained by the Employer, the Employee's Actual Average Percentage is calculated by treating all of the cash or deferral arrangements as one cash or deferral arrangement.

        For purpose of this Section, the family aggregation rules set forth in the definition of the term "highly-compensated employee" found in
Section 1.1 shall apply. Where the family aggregation rules are applicable, the family group shall be treated as one Highly-Compensated Employee and the Actual Average Percentage for the family group shall be the greater of:

        (1) the ratio determined by combining the compensation and salary reduction contributions of all eligible family members who are highly-compensated without regard to family aggregation; and,

        (2) the ratio determined by combining the compensation and salary reduction contributions or all eligible family members.

        For purposes of this Section 3.3, the following meanings shall attach. The "Actual Average Percentage" for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of the amount of Employer Contributions actually paid over to the Trust on behalf of each such Participant for each Plan Year to the Participant's Compensation for such Plan Year. The term "Compensation" shall include all amounts paid by the Employer to the Participant which are currently includible in the Participant's gross income. The Employer may, but shall not be required to, include in the Participant's Compensation the amount of any participant salary reduction elections under Code Sections 125 and 401(k), or to use such alternate definition of Compensation as the Internal Revenue Service may provide by regulation under Code Section 414(s).

        3.4 Limitation on Allocations. (a)(1) If the Participant does not participate in, and has never participated in another qualified Plan maintained by the Employer or a welfare benefit fund, as defined in
Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l) (2) of the Code, maintained by the Employer, which provides an annual addition as defined in subparagraph 3.4(e) (1) the amount of annual additions which may be credited to the Participant's account for any limitation year
                                   - 17 -
                                     25
will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

        (2) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

        (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

        (b)(l) This subparagraph 3.4(b)(1) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution Plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in subparagraph 3.4(e)(1), during any limitation year. The annual additions which may be credited to a Participant's account under this Plan for such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under the other Plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution Plans and welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such Plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution Plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the limitation year.

        (2) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in subparagraph 3.4(a) (2).
                                          -18-
                                           26

        (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

        (4) If, pursuant to subparagraph 3.4(b)(3) or as a result of the allocation of forfeitures, a Participant's annual additions under this Plan and such other Plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

        (5) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation of another Plan, the excess amount attributed to this Plan will be the product of,

                (i) the total excess amount allocated as of such date, times

                (ii) the ratio of (x) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (y) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution Plans.

        (6) Any excess amount attributed to this Plan will be disposed in the manner described in Section 3.6.

                (c) If the Participant is covered under another qualified defined contribution Plan maintained by the Employer which is not a master or prototype Plan, annual additions which may be credited to the Participant's account under this Plan for any limitation year will be limited in accordance with subparagraphs 3.4(b)(1) through 3.4(b)(6) as though the other Plan were a master or prototype Plan.

                (d) If the Employer maintains, or at any time maintained, a qualified defined benefit Plan covering any Participant in this Plan, the sum of the Participant's defined benefit Plan fraction and defined contribution Plan fraction will not exceed 1.0 in any limitation year.

                (e) The following definitions shall be applicable to the provisions of Sections 3.4 and 3.6:

                        (1) Annual additions: The sum of the following amounts credited to a Participant's account for the limitation year:
                                   - 19 -
                                     27
                                (i) Employer contributions,
                                (ii) employee contributions,
                                (iii) forfeitures, and
                                (iv) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity Plan maintained by the Employer are treated as annual additions to a defined contribution Plan.
                                Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section
                                419A(d)(3) of the Code, under a welfare
                                benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as annual additions to a defined contribution Plan.

        For this purpose, any excess amount applied under Sections 3.6 or 3.4(b)(6) in the limitation year to reduce Employer contributions will be considered annual additions for such limitation year.

        (2) Compensation: A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                (i) Employer contributions to a Plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension Plan to the extent such contributions are deductible by the employee, or any distributions from a Plan of deferred compensation;

                (ii)    Amounts realized from the exercise of a
                        non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                (iv) Other amounts which received special tax benefits, or contributions
                                              - 20 -
                                                28

                        made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the employee).

        For purposes of applying the limitations of this Section 3.4, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year. Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution Plan who is permanently and totally disabled (as defined in Section 22 (e) (3) of the Internal Revenue Code) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a highly compensated employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

        (3) Defined benefit fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under Sections 415(b) and (d) of the Code or 140 percent of the highest average compensation, including any adjustments under Section 415(b) of the Code.

        Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 3l, 1986, in one or more defined benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such Plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit Plans individually and in the aggregate satisfied requirements of Section 415 for all limitation years beginning before January 1, 1987.

        (4) Defined contribution dollar limitation: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b) (1) of the Code as in effect for the limitation year.

        (5) Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all
                                        - 21 -
                                          29

                defined benefit Plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution Plan was maintained by the Employer). The maximum aggregate amount in any limitation determined under Sections 415(b) and (d) of the Code in effect under
                Section 415(c)(1)(A) of the Code or 35 percent of the Participant's compensation for such year.


                If the employee was a Participant as of the end of the first day of the first limitation year beginning after December
                31, 1986, in one or more defined contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

        (6) Employer: For purposes of this Section 3.4, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

        (7) Excess amount: The excess of the Participant's annual additions for the limitation year over the maximum permissible amount.

        (8)     Highest average compensation:  The average compensation
                for the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer is the Plan Year as defined in
                                       - 22 -
                                         30
                Section 1.2 of this Plan.

        (9) Limitation year: The Plan Year as defined in Section 1.2 of this Plan. All qualified Plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

        (10) Master or prototype Plan: A Plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.


        (11) Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

                (i)     the defined contribution dollar limitation, or

                (ii) 25 percent of the Participant's compensation for the limitation year.

        The compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(1) or 4l9A(d)(2) of the Code.

        If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                   Number of months in the short limitation year
                                         12

        (12) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                (i) the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

                (ii) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.
                                       - 23 -
                                         31
        3.5     Correction of Excess Contributions and Deferrals.  (a) If the
salary reduction contributions made on behalf of Plan Participants cause the Plan to fail the discrimination tests under Section 3.3, then any excess contributions and any allocable income shall be returned to the affected Participants no later than 12 months after the close of the Plan Year in which the excess contribution was made. Any excess contributions to be distributed shall be reduced by excess deferrals previously distributed.

        If a distribution becomes necessary, it will be first applied to the Participant who is the Highly-Compensated Employee electing the highest percentage of tax-deferred savings contributions pursuant to Section 3.1 until the tests of subparagraphs (a) or (c) of Section 3.3 are met or until such Participant's election pursuant to Section 3.1 is reduced to the same percentage level as the Participant who is the Highly-Compensated
Employee electing the second highest percentage of tax-deferred savings contributions pursuant to Section 3.1. If further limitations are required, then both such Participants percentage elections shall be reduced until the tests of subparagraphs (a) or (c) of Section 3.3 are met or until the two Participants elections pursuant to Section 3.1 are reduced to the same percentage level as the Participant who is the Highly-Compensated
Employee electing the third highest percentage of tax-deferred savings contributions pursuant to Section 3.1, and such distributions shall continue to be made in a similar manner from the Participants who are Highly~Compensated Employees making the highest percentage elections to the lowest until the tests of subparagraphs (a) or (c) of Section 3.3 are satisfied. (b) If during any taxable year of a Participant, the total amount of his salary reduction contributions to all qualified cash or deferred arrangements exceed $7,000, as indexed, then the amounts in excess of $7,000, as indexed, are to be included in the Participant's gross income for the taxable year for which such deferral relates. notwithstanding any provision in this Plan to the contrary, if prior to March 1 following the close of the Participant's tax- able year, the Participant notifies the Plan that he requests a return of part or all of his prior Plan Year's tax-deferred savings contributions which exceed the $7,000 limit, as indexed, (and any income allocable to such amounts) pursuant to Section 402(g) of the Code and income tax regulations thereunder, the Trustee may (but is not required to), return (not later than the first April 15 after the Participant's taxable year ends) the amount of the Participant's tax-deferred savings contributions with allocable income, which the Participant requested to be returned. The Participant's request will be limited solely to tax-deferred savings contributions deemed made in the immediately prior taxable year.
The Plan Administrator shall establish such rules and regulations as it deems necessary to carry out the effect of this Section. The Plan Administrator will apply such rules and regulations uniformly with respect to each Participant.

        3.6     Alternative for Excess Annual Additions.  If pursuant to
Section 3.4, there is an excess amount, the excess will be disposed of as follows:

        (a) Any nondeductible voluntary employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant;
                                        - 24 -
                                          32

        (b) If, after the application of paragraph (a), an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

        (c) If after the application of paragraph (a) an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

        (d) If a suspense account is in existence at any time during a limitation year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer or any employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

        3.7 Mistake of Fact. In the event that Employer shall make an excess contribution to the trust fund under a mistake of fact, as that term is defined in both Section 403(c) (2) (A) of the Act and Revenue Ruling 77-200, the Employer may demand repayment of such excess amount at any time within one (1) year following the time of payment, and the Trustee shall return such amount to the Employer within the one (1) year period in the manner and to the extent permitted by Section 403(c) of the Act.

        3.8 Deductibility of Contribution. Any contribution made by the Employer to the trust fund is conditioned upon the deductibility of the contribution by the Employer under the Code, and to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution, and the Trustee shall return such contribution within one (1) year following the disallowance, in the manner and to the extent permitted by Section 403(c)(2)(C) of the Act and Revenue Ruling 77-200.

        3.9 Limitations on Reversion. A reversion under the circumstances described in Sections 3.7 and 3.8 shall not be treated as a forfeiture in violation of Section 411 (a) of the Code, even if a resulting adjustment is made to the account of a Participant that is partly or entirely non-forfeitable. The amount which may be returned by the Employer is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction.  Earnings attributable to
                                - 25 -
                                  33
the excess contribution shall not be returned to the Employer; however, losses attributable thereto shall reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution causes the balance of an individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Employer shall be limited as to avoid such reduction.

        3.10 Top-heavy provisions. If the Plan is or becomes top-heavy in any Plan Year beginning after December 31, 1983, the provisions of this Section 3.10 will supersede any conflicting provisions in the Plan:

                (a)(i)  Key employee:  Any employee or former employee
                        (and the beneficiaries of such employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c) (3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a) (8),
                        Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan years.

                        The determination of who is a key employee will be made in accordance with Section 416(i) (1) of the Code and the regulations thereunder.

                (ii) Top-heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

                        (a) If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of Plans.

                        (b) If this Plan is a part of a required aggregation group of Plans but not part of a permissive aggregation group and the top-heavy ratio for the group of Plans exceeds 60 percent.

                        (c) If this Plan is a part of a required aggregation group and part of a
                                             - 26 -
                                               34
                                permissive aggregation group of Plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                (iii)   Top-heavy ratio:

                        (a)     If the Employer maintains one or more
                                defined contribution Plans (including any
                                Simplified Employee Pension Plan) and the
                                Employer has not maintained any defined
                                benefit Plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                        (b)     If the Employer maintains one or more
                                defined contribution Plans (including any
                                Simplified Employee Pension Plan) and the
                                Employer maintains or has maintained one or
                                more defined benefit Plans which during the
                                5-year period ending on the determination
                                date(s) has or has had any accrued benefits,
                                the top-heavy ratio for any required or
                                permissive aggregation group as appropriate
                                is a fraction, the numerator of which is the
                                sum of account balances under the aggregated
                                defined contribution Plan or Plans for all key employees, determined in accordance with
                                (A) above, and the present value of accrued
                                benefits under the aggregated defined benefit Plan or Plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution
                                Plan or Plans for all Participants, determined in accordance with (A) above, and the present value of accrued benefits under the defined benefit Plan or Plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations
                                          - 27 -
                                            35

                                thereunder. The accrued benefits under a defined benefit Plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                        (c) For purposes of (A) and (B) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in
                                Section 416 of the Code and the regulations thereunder for the first and second Plan years of a defined benefit Plan. The account balances and accrued benefits of a Participant
                                (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating Plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                                The accrued benefit of a Participant other than a key employee shall be determined under (x) the method, if any, that uniformly applies for accrual purposes under all defined benefit Plans maintained by the Employer, or
                                (y) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b) (1) (C) of the Code.

                        (iv) Permissive aggregation group: The required aggregation group of Plans plus any other Plan or Plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a) (4) and 410 of the Code.

                        (v) Required aggregation group: (1) Each qualified Plan of the Employer in which at least one key employee participates or participated at any time during the determination period
                                             - 28 -
                                               36

                                (regardless of whether the Plan has
                                terminated), and (2) any other qualified Plan of the Employer which enables a Plan described in (1) to meet the requirements of Sections 401(a) (4) or 410 of the Code.

                        (vi) Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

                        (vii) Valuation date: The last day of each Plan Year and each interim date on which a valuation of the trust fund is made.

                (b)(1) Except as otherwise provided in (3) and (4) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than the lesser of three percent of such Participant's compensation or in the case where the Employer has no defined benefit Plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the key employee's compensation, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or
                        (iii) compensation less than a stated amount.

                        (2) For purposes of computing the minimum allocation, compensation shall mean compensation as defined in Section 1.1 of the Plan.

                        (3) The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

                        (4) The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other Plan or Plans of the Employer and the Employer has provided that the minimum allocation or benefit
                                requirement applicable to top-heavy Plans
                                will be met in the other Plan or Plans.
                                          - 29 -
                                            37

                        (5)     For purposes of minimum top-heavy
                                allocations, contributions and forfeitures equal to 3% of each non-key employee's compensation will be allocated to the employee's account when the Plan is top-heavy.

                (c) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D).

                (d) The interest of each Participant in his or her account balance attributable to Employer contributions shall be non-forfeitable at all times.

        3.11 Restoration of Accounts. If the trust shall be obligated to restore a rehired Participant's account pursuant to Section 5.4(e)(i), such restoration shall be completely funded no later than the anniversary date of the Plan Year following the Plan Year in which the rehired Participant's repayment occurs. The permissible sources for such restoration are: forfeitures or Employer contributions. For purposes of Section 3.4, the repayment by the rehired Participant and the restoration the Employer shall not be treated as part of an annual addition.

        3.12    Participants' Voluntary Contributions.

        (a) Any Participant hereunder shall have the right to make a voluntary contribution to the trust for any Plan Year ending before the Effective Date, the amount of which when aggregated with all prior voluntary contributions shall not cause such aggregate to exceed 10% of the Participant's aggregate compensation earned while a Plan Participant prior to the Effective Date. On or after the Effective Date, no Participants shall be allowed to make any further voluntary contributions hereunder.

        (b) All Participants' voluntary contributions and the net earnings thereon shall be nonforfeitable.

        (c) The Plan Administrator shall maintain in the name of each Participant an employee contribution account reflecting the amount of the Participant's voluntary contributions and all earnings thereon. The Plan Administrator in making such accounts shall observe the following procedure. Any net earnings or net losses of the trust fund attributable to Participants' voluntary contributions shall be determined by the Plan Administrator as of the end of each Plan Year based on the ratio that the total amount of such employee contribution accounts bears to the total balances of Participants' accounts (including the sum of all employee contribution accounts), as determined by the Plan Administrator as of the beginning of the Plan Year just completed. The
                                          - 30 -
                                            38
                amount of any such net earnings or net losses shall be prorated and credited to the account of each Participant making such voluntary contributions on the basis of the ratio that the aggregate amount of each Participant's employee contribution account bears to the total aggregate balances of all Participants' employee contribution accounts as of the beginning of the Plan year just completed.

        (d) Any Participant shall have the right to withdraw all or part of the principal amount of his voluntary contributions from the fund, at the end of the Plan Year of operation, by giving the Plan Administrator written notice of his election not less than thirty (30) days prior to the close of the then current Plan Year. The Plan Administrator shall thereupon instruct the Trustee to pay the same in cash to the Participant as requested as soon as reasonably practicable following the last day of the Plan Year in question.

        (e) The 10% limitation on voluntary contributions hereunder shall be the maximum amount of Participant's contribution under all qualified pension and profit sharing Plans of the Employer.

        (f) The Plan Administrator shall not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be non-forfeitable at all times. The account will share in the gains and losses of the trust in the same manner as described in Section 3.5(c) of the Plan. No part of the deductible voluntary contribution account will be used to purchase life insurance. A Participant may withdraw any part of the deductible voluntary contribution account by making a written application to the Plan Administrator.

                       ARTICLE IV - ALLOCATIONS AND VALUATIONS

        4.1 Allocation of Employer Contributions Under Section 3.1. Notwithstanding any provision of Article II hereof to the contrary, as of each anniversary date there shall be credited to those Participants who are actually in the service of the Employer on such anniversary date and to those Participants who have retired or died during the Plan Year in question and are entitled to receive distribution of Plan benefits under Sections 5.1, 5.2 or 5.3 hereof that portion of the aggregate contribution made by the Employer pursuant to Section 3.1, if any, for the Plan Year ending on such anniversary date which is directly proportional to the ratio between such Participant's compensation received during the Plan Year, which is attributable to the portion of the Plan Year that he was a Participant, and the total such compensation of all Participants entitled to receive a contribution pursuant to this Section 4.1.

        4.2 Participants' Accounts. The Plan Administrator shall create and maintain adequate
                                  - 31 -
                                    39
records to disclose the interest in the trust of each Participant, former Participant and beneficiary. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have three separate accounts; an Employer contribution account, a salary reduction contribution account and an employee contribution account. The maintenance of individual accounts is only for accounting purposes and a segregation of the assets of the trust fund to each account shall be not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date paid. The accounts of Participants, former Participants and beneficiaries shall be adjusted in accordance with the following:

        (a) The income of the trust fund for each calendar quarter shall be allocated to the accounts of active Participants, former Participants and beneficiaries who had unpaid balances in their accounts on the preceding allocation date in pro-portion to the balances in such accounts at the beginning of the then current calendar quarter, but after first reducing each such account balance by any distributions from the account during the calendar quarter in question.

        (b) The Employer contribution for a Plan Year made pursuant to a salary reduction agreement entered into with a Participant under Section 3.2 for such Plan Year shall be allocated to the Participant's salary reduction contribution account as of the date such Employer contribution is actually funded in cash or in kind.

        (c) In the case of a such active Participant there shall be credited that portion of the Employer contribution allocable to him as provided in Section 4.1 of this article.

        (d) In determining the net earnings or net losses a cash basis rather than an accrual method of accounting may be used by the Trustee; provided, however, that whichever method of accounting is selected to be used by the Trustee for the first year of operation of this trust shall thereafter be consistently and uniformly applied throughout the remaining life of the trust.

        4.3 Valuation of Trust Fund. The Trustee, as of each anniversary date (hereinafter called "valuation date") shall determine the fair market value of the assets comprising the trust fund as it exists on the valuation date, prior to taking into consideration any contribution made as of that date. In determining such fair market value, the Trustee shall value the assets comprising the trust fund at their current fair market value and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer. The Trustee may, as of any other interim dates selected in the Trustee's sole discretion, determine the fair market value of the assets comprising the trust fund and report same to Plan Participants or other interested parties.

        4.4 Investment Elections. (a) Each Participant shall have the right to direct
                                - 32 -
                                  40
the Trustee to invest all or any part of his account in one or more investment funds maintained or selected by the Trustee, which may be mutual funds registered under the Investment Company Act of 1940, as amended. Each Participant shall be notified of the availability of such right by the Plan Administrator. Once during each calendar quarter on a date of the Participant's choosing, each Participant may direct that his or her Accounts be invested in the then available funds in such increments as may be specified by the Participant in question on forms promulgated for such purposes by the Plan Administrator.

        Any specific investment made hereunder on behalf of a Participant shall be charged to his account and shall, therefore, not be considered in the general allocation of earnings and adjustments provided for in Sections
4.2 and 4.3 of this Article IV. To the extent that a Participant fails to file a timed investment election as to his entire account, any remaining balance in or portion of his account shall be invested in high-grade short-term money market instruments, or one or more mutual funds which specifically invest in high-grade short-term money market instruments, or commercial bank money market accounts or short-term certificates of deposit, or any combination thereof in the sole discretion of the Trustee.

        (b)(1) All Participants actively in the employ of the Employer on October l9, 1989 ("the Exercise Date") shall have a one-time investment option, which must be exercised on the Exercise Date to invest all or a portion of their respective Employer Contribution Accounts in shares of Employer
                Stock, which shares are to be acquired directly from the Employer. The Plan Administrator shall give all
                Participants written notification of this one-time investment option at least 30 days prior to the Exercise Date.

        (2) Once having made the election to invest all or a portion of his or her Employer Contribution Account in shares of Employer Stock, each Plan Participant so investing in Employer Stock shall not have any rights or options to sell or liquidate the shares of Employer Stock so invested while a Plan Participant.

        (3) Notwithstanding any provision hereof to the contrary, no loans or hardship withdrawals shall be permitted with respect to any portion of a Participant's Employer Contribution Account which is invested in shares of Employer Stock.

        (4) Notwithstanding the Trustee's general authority to vote any corporate securities held by the Plan, each Participant shall be entitled to direct the Trustee as to the manner in which voting rights will be exercised with respect to all corporate matters as to which shareholder approval is required. Any shares with respect to which the Trustee does not receive voting directions shall not be voted.

                        ARTICLE V - DISTRIBUTION OF BENEFITS

        5.1     Distribution Upon Retirement.  Every Participant may
terminate his
                                    - 33 -
                                      41
employment with the Employer and therefore retire for purposes hereof on his normal or later retirement date, as the case may be. Upon attainment of normal retirement age, all amounts credited to the Participant's account as of the then current anniversary date shall become fully vested regardless of the period of participation hereunder. Upon the Participant's normal or later retirement date, as the case may be, the Trustee shall distribute, at the direction of the Plan Administrator, all amounts credited to such Participant in accordance with the provisions of Section 5.5.

        5.2     Distribution upon Death.

        (a) Upon the death of a Participant before retirement or other termination of his employment, all amounts credited to his account as of the subsequent anniversary date shall become fully vested and nonforfeitable. On the anniversary date coinciding with or next following such death, the Trustee at the direction of the Plan Administrator shall distribute the entire value of the deceased Participant's account, in accordance with the provisions of Section 5.5, to the Participant's surviving beneficiary, whose identity shall be determined in accordance with the provisions of Section
                5.10 hereof.

        (b) The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of the deceased Participant as the Plan Administrator may deem desirable.

        5.3 Distribution in Event of Disability. In the event of a Participant's total and permanent disability, all amounts credited to his account as of the subsequent anniversary date shall become fully vested.
On the anniversary date coinciding with or next following the date of total and permanent disability, the Trustee, at the direction of the Plan Administrator and in accordance with the provisions of Section 5.5, as though such Participant had retired, shall distribute to such Participant the entire amount of his account.

        5.4     Distribution Upon Termination of Employment.

        (a) As of the January 1, April 1, July 1 or October 1 coinciding with or next following the termination of a Participant's employrnent for any reason other than retirement, death, or total and permanent disability, the Plan Administrator shall direct the Trustee to cause the entire amount of the former Participant's account to be paid to the former Participant in a lump-sum distribution as soon as reasonably practicable following such allocation date, but in no event later than the close of the second Plan Year following the Plan Year in which such termination occurs.  Notwithstanding the
                preceding sentence, if the former Participant's account balance exceeds $3,500.00, the Trustee shall not make any such distribution unless and until the former Participant in question consents to
                                       - 34 -
                                         42

                such distribution in writing. To the extent applicable, all shares of Employer stock held in such Participant's account shall be converted to cash based upon their fair market value as determined by the most recent independent appraisal thereof. At the time such distribution is made, the Plan Administrator shall provide a written exPlanation to the recipient of the provisions of Section 402 of the Code under which such distribution will not be subject to tax if transferred to an eligible retirement Plan within 60 days after the date on which the recipient received the distribution, and if applicable, of the provisions of Section 402(a) (2) and 402(e) of the Code.

        (b) All amounts to the credit of each Participant hereunder shall be totally vested and non-forfeitable at all times.

        5.5     Distribution of Benefits.

        (a) As of the anniversary date of the Plan Year in which occurs the death or retirement of a Participant, the Plan Administrator shall direct the Trustee to distribute to the Participant or his beneficiary all amounts to which he is entitled under this Plan in the form of one lump-sum cash payment. The Plan Administrator upon making such distribution shall provide a written exPlanation to the recipient of the provisions of the Internal Revenue Code under which such distribution will not be subject to tax if transferred to an individual retirement account within sixty
                (60) days after the date on which the recipient received the distribution, and if applicable, of the provisions of Sections 402 (a) (2) and Section 402(e) of the Code.
                Notwithstanding any provision of this Section 5.5 to the contrary, as to any retired or deceased Plan Participant who had an account balance greater than zero as of the anniversary date immediately preceding the Effective Date, all such Participants or their beneficiaries shall have the right to select any alternate form of benefit distribution formerly available to them under this Plan as it existed immediately prior to the Effective Date.

        (b) To the extent applicable, all shares of Employer stock held in the retired or deceased Participant's account shall be converted to cash based upon their fair market value as determined by the most recent independent appraisal thereof, and such cash amount shall be distributed to the Participant or his beneficiary in accordance with Section 5.5
                (a) above.

        5.6 Time of Segregation or Distribution. Notwithstanding any other provision of this Agreement to the contrary, unless a Participant elects otherwise, distribution of Plan benefits will begin no later than the 60th day after the latest of the anniversary date of the Plan Year in which:
                                 - 35 -
                                   43

        (1) the Participant attains age 65 (or normal retirement age, if earlier);

        (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

        (3)     the Participant terminates service with the Employer.

        Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 5.4(a) of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section. Notwithstanding the other requirements of this Section 5.6, distribution on behalf of any Participant, including a 5-percent owner, may be made in accordance with all of the following requirements
(regardless of when such distribution commences):

        (a) The distribution by the trust is one which would not have disqualified such trust under Section 401(a) (9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

        (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the trust is being distributed or, if the Participant is deceased, by a beneficiary of such Participant.

        (c) Such designation was in writing, was signed by the Participant or the beneficiary, and was made before January 1, 1984.

        (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

        (e) The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority.

        (f) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

        (g)     For any distribution which commences before January 1,
                1984, but continues after December 31, 1983, the
                Participant, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements is subsections
                (a) and (e) hereof.
                                        - 36 -
                                          44

        (h) If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a) (9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy
                Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242 (b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation.
                However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one Plan to another Plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

        5.7 Distribution to Minors or Persons under Legal Disability. In the event that any portion of the trust fund becomes distributable under the terms hereof to a minor or person under legal disability, the Plan Administrator may in his discretion make such distribution directly to the beneficiary, to the legal guardian or legal representative of the beneficiary, or to the parent of such beneficiary with whom the beneficiary maintains his residence; and in any event, the payment shall be considered to be in full compliance with the terms of this Agreement and shall fully discharge the Trustee, the Employer and the trust fund from all and further liability on account thereof.

        5.8 Hardship. Notwithstanding any provision hereof to the contrary, pursuant to such rules as the Plan Administrator shall promulgate pursuant to a non-discriminatory policy, the Plan
Administrator may begin immediate payments to any disabled Participant or the beneficiary of any deceased Participant before the anniversary date of then current Plan Year during which the Participant shall become disabled or have died, and before the account of the Participant in question shall have been finally adjusted. This provision is intended to take care of any emergency needs of any such beneficiaries and disabled Participants.

        5.9 Loans. The Plan Administrator shall have the authority in its discretion to make loans to Plan Participants from their respective accounts on the following terms and conditions:

        (a) Loans shall be made available to all Participants on a reasonably equivalent basis such that:
                                         - 37 -
                                           45

                (i) Such loans are available to all Plan Participants without regard to any individual's race, color, religion, sex, age or national origin;

                (ii) In the making of such loans, the Plan Administrator shall give consideration only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. Such factors may include the applicant's creditworthiness and financial need; and

                (iii) The Plan Administrator shall not unreasonably withhold a loan from any applicant.

        (b) Loans shall not be made available to highly compensated employees (as defined in section 414(g) of the Code) in an amount greater than the amount made available to other employees.

        (c) Loans must be adequately secured and bear a reasonably interest rate. For purposes hereof, a loan will be considered to bear a reasonable rate of interest if such loan provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

        (d) No Participant loan shall exceed 50% of the vested portion of the Participant's account.

        (e) No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the present value of the nonforfeitable accrued benefit of the Participant. For purposes of the above limitation, all loans from all Plans of the Employer and other members of a group of employers described in sections 414(b), 414(c), and 414(m) and (o) of the Code are aggregated; and the value of the Participant's nonforfeitable accrued benefit shall be determined as of the most recent anniversary date, adjusted for distributions or contributions made subsequent to such date and further adjusted, at the option and discretion of the Plan Administrator, to reflect investment gain or loss realized subsequent to such date. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not exceeding beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the
                                         - 38 -
                                           46

                principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

        (f) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

        (g) No loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318 (a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

        (h) Subject to the other limitations contained in this Section 5.9, effective October 1, 1991, no more than four (4) separate loans may be made to each Participant, each of which shall be in the minimum original principal balance of $1,000.00.
                Said maximum number of loans may consist of no more than one loan secured by real estate and the balance of such loans secured by the Participant's vested account balance.

        5.10 Beneficiary Designations. (a) Each Participant shall have the right at any time to designate, and rescind or change any designation of, a primary and contingent beneficiary or beneficiaries to receive the benefits or any portion thereof under this Article V, if any, in the event of his death. The designation of a beneficiary, and any change or revocation thereof, shall be made on forms provided by the Plan Administrator and shall not be effective unless and until filed with the Plan Administrator. If any such Participant fails to designate a beneficiary, or if the designated beneficiary does not survive him or dies before receiving all amounts payable in respect of the following order of priority: (i) to his surviving spouse, or if there be none surviving, (ii) to his surviving issue, per stirpes, or if there be none surviving, (iii) to his surviving mother and father in equal parts, or if there be none surviving, (iv) to the estate of the last to die of the Participant and any designated beneficiaries.

        (b) Notwithstanding the provisions of the preceding Subsection 5.10(a) with respect to benefits payable under Section 5.2 hereof in the case of a Participant who dies survived by a spouse, such benefits shall be paid to such surviving spouse in one of the forms set forth in Section 5.5. A Participant may provide for a primary beneficiary other than his surviving spouse as provided in subsection 5.10(a) only if the spouse of the Participant consents in writing to such beneficiary designation, and the spouse's consent acknowledges the effect of such election is witnessed by the Plan Administrator or a Notary Public.
                                        - 39 -
                                          47

        5.11 Withholding of Income Taxes and Reporting and Record Keeping Requirements.

        (a) Withholding and Notification. The Plan Administrator shall be responsible for instructing the Trustee as to how to comply with any Federal or State income tax withholding requirements with respect to any benefit payments hereunder. The Plan Administrator shall also be responsible for notifying at the proper time Participants or their beneficiaries of any rights to elect not to have income taxes withheld from any benefit payments hereunder.

        (b) Reporting and Record Keeping. The Plan Administrator shall be responsible for preparation of any reports required by the Code and the Regulations thereunder with respect to the total amounts of any benefit distributions hereunder and of accumulated employee contributions, capital gains and ordinary income relating to designated distributions. The Plan Administrator shall also be responsible for maintaining adequate records in order to substantiate all information required to be reported pursuant to the preceding sentence.

                ARTICLE VI - POWERS AND RESPONSIBILITIES OF
                             THE EMPLOYER

        6.1 Appointment of Plan Administrator. The Employer, by acting through its Board of Directors, shall be empowered to appoint and remove the Plan Administrator of the Plan from time to time as it deems necessary for the proper administration of the Plan, to assure that the Plan is being operated for the exclusive benefit of the Participants and their beneficiaries in accordance with the terms of this Agreement, the Code and the Act.

        6.2 Appointment of Trustee. The original Trustee has been appointed in this Plan and has accepted such appointment. The Employer shall have the power to remove the Trustee, for any or no reason, upon thirty (30) days written notice, unless a shorter period is agreed to, and to appoint a successor to a resigned or removed Trustee; and shall have the power to appoint a Co-Trustee or Co-Trustees with the consent of the Trustee or Trustees then in office. The appointment of a successor
Trustee or Co-Trustee shall become effective upon the acceptance in writing of such appointment by the successor Trustee or Co-Trustee. The successor Trustee or Co-Trustee may be either a corporate trustee or an individual trustee, and the successor Trustee or Co-Trustee shall have no responsibility for anything done or omitted to be done by the former
Trustee. Each successor Trustee appointed to and accepting a trusteeship hereunder shall have all the rights, title, powers, duties, exemptions and limitations of the original Trustee.

        6.3     Appointment of Investment Manager.  The Employer may
at its discretion appoint an Investment Manager to manage the assets of the Plan. In such event, since the Trustee shall not have exclusive discretion to manage and control the Plan assets, it will not be
                              - 40 -
                                48

liable for any act of such Investment Manager.

        6.4 Review of Fiduciaries. The Employer shall periodically review the performance of any fiduciary or other person to whom any duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer acting through its Board of Directors, or by a review committee specifically designated by the Employer, through day to day conduct and evaluation, or through other appropriate ways.

        6.5 Review of Fiduciaries. The Employer shall periodically review the performance of any fiduciary or other person to whom any duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer acting through its Board of Directors, or by a review committee specifically designated by the Employer, through day to day conduct and evaluation, or through other appropriate ways.

        6.6 Funding Policy Procedure. The Employer shall establish and carry out a funding policy and method, i.e., it shall determine whether the Plan has a short run need for liquidity (i.e., to pay benefits) or whether liquidity is a long run goal and investment growth is a more current need, or shall appoint a qualified person to do so. It or its delegates shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. Such funding policy or method shall be consistent with the objectives of this Plan and with the requirements of Title 1 of the Act.

                 ARTICLE VII - POWERS, DUTIES AND EXEMPTION OF Plan
                               ADMINISTRATOR

        7.1 Appointment - Tenure in Office. The Plan Administrator shall consist of the member or members who shall be appointed by the Employer's Board of Directors, as provided in Article I, Section 1.l defining the term "Plan Administrator".

        Any member of the Plan Administrator may resign by giving notice in writing to the Employer. The Board of Directors shall have the power to remove a member of the Plan Administrator for any or no reason. A member shall cease to be such upon his death or upon being declared legally incompetent.

        7.2 Certification of Employee Data and of Amount of Contribution. As of each anniversary date, the Employer shall, as soon as possible, certify to the Plan Administrator the name, date of birth, date of employment and compensation of each employee who has become a
Participant hereunder within the Plan year in question; and shall also certify the name and compensation of each employee who was a
Participant on prior anniversary dates and who was such at any time during the Plan Year in question. As soon as the same is determined, the Employer shall notify the Plan Administrator and the Trustee of the amount of the contribution due to be made by it or made by it as of the anniversary date in question. As soon as possible
                                  - 41 -
                                    49

after copies of the certifications are received by the Plan Administrator, he shall compute therefrom the allocation to each Participant out of the Employer's contribution.

        7.3     Member as Participant.  A member of the Plan
Administrator who is also a Participant or a beneficiary may receive any benefit to which he may be entitled as a Participant or beneficiary in the Plan, so long as such benefit is computed and paid on a basis that is consistent with the terms of the Plan as applied to all other Participants and beneficiaries.

        7.4 Agents and Counsel. The Plan Administrator may engage agents to assist it in its duties, and may consult with counsel, who may be counsel for the Employer, with respect to the meaning or construction of this Agreement or its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and may delegate all or part of the duties of Sections 7.5 and 7.6 of this article, and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel, provided that the Plan
Administrator acts prudently in choosing the person or counsel and in retaining such person or counsel to which end the Plan Administrator shall periodically review such person's performance. Acting prudently shall have the meaning set forth in Section 8.3 below.

        7.5 Record Keeping - Access Thereto. The Plan Administrator shall keep complete records which shall show its actions under this Plan.
The Plan Administrator shall also keep such records for such periods as may be required under Sections 107 and 209 of the Act and regulations issued thereunder and under any other Federal law or regulations issued thereunder. Accordingly, the Plan Administrator shall maintain such records that upon request by a Participant (which need be granted only once a year) it may furnish him a statement as to his vested and non-vested accrued benefit. A similar statement must be supplied automatically when a vested Participant terminates his participation in the Plan. The Plan Administrator shall also maintain and retain records on matters for which disclosure is required by the Act and Section 7.6 of this Plan in sufficient detail that the information disclosed may be verified, and it shall keep such records available for examination for a period of not less than six (6) years after the filing date of documents containing the disclosed information.

        7.6 Disclosure. The Plan Administrator shall prepare and file such descriptions of the Plan with the Department of Labor or the Internal Revenue Service and shall prepare and furnish Participants and beneficiaries receiving benefits under the Plan with such reasonably comprehensive summary of the Plan, written in such a way so as to be understandable by the average Participant in such form, at such place and at such times as may be required by Federal statutes and regulations issued thereunder. The Plan Administrator shall prepare and file such annual reports, including financial statements of Plan assets and liabilities, and schedules, receipts and disbursements and changes in financial position in such form, at such place and at such times as may be required by Federal statutes and regulations. The Plan Administrator shall also furnish annually all Participants and beneficiaries receiving benefits under the Plan with a copy of the financial statement of Plan assets and liabilities and
                                 - 42 -
                                   50

schedules of receipts and disbursements and such other material as is necessary to fairly summarize the latest annual report at such times as may be required by Federal statutes and regulations.

        The Plan Administrator shall also make available in its principal office copies of the above descriptions of the Plan, annual reports and copies of this Plan for examination by any Participant.

        Upon written request of any Participant or beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him a copy of the latest updated summary Plan description, latest annual report and copy of this Plan. The Plan Administrator may make a reasonable charge to cover the cost of furnishing such complete copies. The Plan Administrator shall engage, if required by Federal regulations, an independent qualified public accountant to examine and certify or render an opinion that the above financial statements and schedules are presented fairly in conformity with generally accepted accounting principles consistently applied. However, if the Trustee is a bank or similar institution supervised and subject to periodic examination by a State or Federal agency and if it prepares and certifies that such statements are accurate and they are made a part of the annual report, such engagement of, and examination and opinion by an independent qualified public accountant shall not be required. If the Trustee is such a bank or similar institution, the Plan Administrator shall delegate the responsibility for preparation of such statements to the Trustee and may delegate the responsibility for preparation of such other forms and reports to the Trustee as the Trustee shall accept.

        7.7 Expenses. The Employer agrees to pay the reasonable expenses of the Plan Administrator in the administration of this trust, including reasonable legal and accounting expenses. Should the Employer for any reason, fail to pay such expenses, the same shall be paid by the Trustee out of the trust fund.

        7.8 Directions to Trustee. The Plan Administrator shall give all such directions to the Trustee in writing as are called for by the provisions hereof in connection with any act to be taken by the Trustee under this Plan, and the Trustee shall be entitled to rely on such directions from the Plan Administrator and shall make disposition in accordance therewith, unless the Trustee knows that any such direction constitutes a breach of the Plan Administrator's fiduciary obligations, in which case the Trustee must take reasonable steps under the circumstances to remedy such breach.

        7.9 Employee Data. The Plan Administrator shall procure from the Employer and transmit to the Trustee for its use a complete list of all eligible employees and Participants and such information pertaining to their ages, history of employment and their earnings as may be needed by the Trustee.

        7.10    Claims Procedure.
                                - 43 -
                                  51

        (a) Any claim for benefits under this Plan shall be submitted in writing by the Participant or his beneficiaries to the Employer for delivery to the Plan Administrator in accordance with such rules as he may from time to time establish. The Plan Administrator shall process all such claims in the following manner:

                (1) Within thirty (30) days of receiving any such claim for benefits, the Plan Administrator shall inform the claimant whether such claim is allowed or denied.

                (2) If such claim is denied in whole or in part, the Plan Administrator shall furnish to the claimant a statement, written in language calculated to be understood by him without the assistance of legal counsel, setting forth:

                        (i)     specific reasons for the denial;

                        (ii) specific references to the Plan provision on which the denial is based;

                        (iii) a description of any additional material necessary for the perfection of the claim; and

                        (iv) an explanation of the claim review procedure under the Plan.

        (b) Each Participant or beneficiary who has a claim for benefits under this Plan denied by the Plan Administrator may request a review of the denial by submitting a written request for review to the Plan Administrator within ninety
                (90) days after receiving notice of the denial from the Plan Administrator. The Participant or his beneficiaries may review any pertinent documents and may submit issues and comments in writing for consideration by the Plan Administrator.

        (c) The Plan Administrator shall render a decision on the claim for benefits within sixty (60) days after receiving the request for review. The Plan Administrator's decision shall be in writing delivered to the claimant and shall set forth specific reasons for the decision.

        7.11 Liability. Indemnification and Insurance. The members of the Plan Administrator shall be personally liable to make good to the Plan any losses to it resulting from any breach of any responsibilities, obligations or duties imposed upon the Plan Administrator of an employee pension benefit Plan under Title I of the Act. The Employer shall indemnify each member of the Plan Administrator, each member of the
Board of Directors, and any employee of the Employer to whom a fiduciary responsibility with respect
                              - 44 -
                                52

to the Plan is allocated or delegated from and against all liabilities, costs and expenses incurred by such person as a result of an act, omission or conduct in connection with the performance of his fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except with respect to liabilities and claims arising from such person's own willful misconduct or gross negligence. The Employer may obtain, pay for and maintain a policy or policies of insurance, the proceeds of which may be used in satisfying their obligations under this Section.




                   ARTICLE VIII - POWERS, DUTIES AND EXEMPTIONS OF
                                  TRUSTEE

        8.1 Trust Funds - Use of Nominee. The Trustee shall hold the funds and assets received by the Trustee under this Plan subject to the terms of this Agreement and upon the uses and trust and for the purposes herein set forth. The Trustee shall be responsible only for such funds and assets as shall actually be received by the Trustee as Trustee hereunder.

        So long as a Trustee is acting, title to any of the assets of the Plan may be held or registered in the name of a nominee of the Trustee for ease of dealing with the same, provided that the books of the trust reflect actual ownership and the Trustee shall be liable for the acts of its nominees. The assets so held or registered shall at all times remain in the possession or under the control of the Trustee.

        8.2 Advice of Counsel. The Trustee may consult with legal counsel, who may be counsel for the Employer, with respect to the meaning or construction of this Trust Agreement or the Trustee's obligations or duties hereunder, or with respect to any action or proceeding or any action or proceeding or any question of law, and shall be fully protected with respect to any action taken or omitted by the Trustee in good faith pursuant to the advice of such counsel, provided that the Trustee acts prudently in choosing the counsel and in retaining him, to which end the Trustee shall periodically review such counsel's performance. Acting prudently shall have the meaning set forth in Section
8.3 below.

        8.3 Prudent Man Standard. The Trustee, as well as all other fiduciaries under this Plan, shall discharge his, her or its duties with respect to this Plan solely in the interest of the Participants and their beneficiaries and,

        (a) For the exclusive purpose of (i) providing benefits to Participants and their beneficiaries; and (ii) defraying reasonable expenses of administering this Plan;

        (b) Acting prudently, i.e., with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

        (c) By diversifying the investments of the Plan so as to minimize the risk of large
                                   - 45 -
                                     53

                losses, unless under the circumstances its is clearly not prudent to do so; and

        (d) In accordance with the terms of this Plan insofar as they are consistent with Title I of the Act.

        8.4 Liability and Indemnification. The Trustee shall be personally liable to make good to the Plan any losses to the trust resulting from each breach by it of the responsibilities, obligations and duties imposed upon fiduciaries by Title I of the Act and to restore to the trust any profits that have been made through its use of trust assets. Notwithstanding the foregoing, any individual designated as a Trustee hereunder shall be indemnified and held harmless by the Employer to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities reasonably incurred by or imposed upon such individual in connection with any claim made against him or in which he may be involved by reason of his being, or having been, a Trustee hereunder, to the extent such amounts are not satisfied by insurance maintained by the Employer.

        8.5 Taxes - Expenses - Compensation. The Trustee may deduct as a charge against the trust fund any taxes, including transfer taxes, paid by the Trustee which may be imposed upon the trust fund or the income thereof, or which the Trustee is required to pay upon or with respect to the interest of any person under this Plan.

        The Employer agrees to pay all expenses properly and actually incurred by the Trustee in the administration of this trust, including compensation for the Trustee's services as Trustee, and legal expenses, provided that if the Trustee already receives full time pay from the Employer, he may not receive such compensation. Should the Employer for any reason fail to pay such expenses, the same shall be paid out of the trust fund. The Trustee shall receive for services rendered as Trustee hereunder such reasonable compensation as the Employer and the Trustee may from time to time agree upon unless he already receives full time pay from the Employer.

        8.6     Investments.

        (a) If pursuant to Section 6.3 the Employer appoints an Investment Manager to manage (including the power to acquire and dispose of) Plan assets and to the extent that the Participants have made investment elections as to their accounts pursuant to Section 4.4, the Trustee shall not have exclusive authority and discretion to manage such assets and shall not be responsible for such investments.

        (b) The Trustee in managing and administering the trust fund shall be and hereby is empowered and authorized in its sole discretion, subject only to the provisions of Section 4.4 and subparagraph (a) of this Section:
                                    - 46 -
                                      54

                (i) To invest and reinvest the contributions to the trust fund and any accretions thereto, whether capital gains or income or both, and the proceeds of any sale, pledge, lease or other disposition of any assets of the trust fund in bonds, notes, mortgages, commercial papers, preferred stocks, common stocks or other securities, in any other type of personal property, including annuities and group annuities, in real property, and in share of any Common Trust
                        Fund, collective investment or pooled fund, maintained by a bank or similar financial institution, which is supervised by the United States or a state or agency thereof, even if it is a fiduciary or party-in-interest under this Plan, or in any other forms of investment, and shall not be bound as to the character of any investment by a statute or rule of law or custom governing the investment of trust funds, other than the requirements of the Act. In no event shall the Trustee or Plan Administrator make distribution to any Participant under the Plan in the form of a life annuity.

                (ii) To vote any and all stock under this trust and to continue any investment in stocks, bonds, real estate notes, or other securities, or real or personal property, which may at any time form a part of the trust fund, subject to the provisions of Section 7.9(b) hereof.

                (iii) To invest, reinvest, and change investments; to sell, mortgage, pledge, lease, assign, transfer and convey any and all of said trust property and estate, whether real or personal, and any and all interests therein, for cash or on credit, at public or private sale; to exchange any trust property for other property; to grant options to purchase or acquire any trust property; to sell put or call options on any shares of common or preferred stock or any bonds, including convertible bonds, which may be owned as a part of the trust property; to determine the prices and terms of sales, exchanges and options; and to execute, acknowledge and deliver any and all deeds or other trust instruments of conveyance which may be required to carry the foregoing powers into effect, without obligation on the part of the purchaser, lessee, lender, assignee, or transferee, or anyone to whom the property may in any way be conveyed to see to the application of the purchase money loans or property exchanged, transferred, assigned or conveyed.

                (iv) To allow cash in the Trustee's hands to remain uninvested and on deposit in the commercial or savings department of any bank or trust company supervised by the United States or a state or agency thereof, even if it is a fiduciary or party-in-interest, at any time and from time to time in a reasonable amount; and, as to such amount on deposit, the
                        Trustee shall have no liability for interest thereon, except for such
                                             - 47 -
                                               55

                        interest as may be paid on such deposit.

                (v) To exercise with respect to all investments, all of the rights, powers and privileges of an owner including, without limiting the foregoing, the power to give proxies, pay calls, assessments and other sums deemed necessary for protection of the trust fund; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with and transfer title to any protective or other committee under such terms as the Trustee may deem advisable; to exercise or sell stock subscriptions or conversion rights and to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers. If the Trustee shall pay more than the par value of any security purchased, the Trustee shall not be obligated to establish a sinking fund out of the income of such investments for repaying to the principal the said amount paid above par.

                (vi) To take any action with respect to conserving or realizing upon the value of any trust property, and with respect to foreclosures, reorganizations, or other changes affecting the trust property; to collect, pay, contest, compromise, or abandon demands of or against the trust estate, wherever situated; and to execute contracts, notes, conveyances, and other instruments, including instruments containing covenants and warranties binding upon and creating a charge against the trust estate, and containing provisions excluding personal liability.

                (vii) To employ agents, including investment counsel, for advice and to manage the investment of the trust property, attorneys, auditors, depositories, and proxies, with or without discretionary powers; all such parties shall have the right to rely upon and execute the written instructions of the Trustee, and shall not be obligated to inquire into the propriety of the acts or directions of the Trustee; other than as required under the Employee Retirement Income
                        Security Act of 1974.

                (viii) To compromise any claim existing in favor of, or made against this trust.

                (ix) To engage in any litigation, either for the collection of monies for other properties due the trust fund, or in defense of any claim against the trust fund, provided, however, that the Trustee shall not be required to engage in or participate in any litigation unless the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities to which the Trustee may become subject.
                                                  - 48 -
                                                    56

        8.7     Maintaining Accounts - Reports, Audits and Approval
Thereof. The Trustee shall keep full accounts of all receipts and disbursements and shall render an annual report to the Plan Administrator within two (2) months after the end of the Plan Year; said report to contain a complete accounting showing the total assets in the trust as of the valuation date and the fair market value placed on each assets as of the date, as well as a statement of purchases, sales, and any investment charges and all income, receipts, expenses, and disbursements since the last such report, and to be in such form and to contain such other information concerning the Plan and the administration thereof by the Trustee as shall be required in writing by the Plan Administrator, or by the regulations of the Commissioner of Internal Revenue or the Secretary of Labor, or both. If the Trustee is a bank or similar institution regulated and supervised and subject to periodic examination by a State or Federal agency, it shall transmit and certify that the statements required in any annual report under Section 103(b) of the Act as accurate to the Plan Administrator within 120 days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

        The approval of the Plan Administrator or Employer or the lack of written objection from them within ninety (90) days after submission, of any report or accounting by the Trustee shall be a complete release and discharge to the Trustee and shall be binding upon all Participants and all persons claiming in place of or through such Participants, provided that they do no contain any statement that is a result of a breach of any fiduciary duty by the Trustee or they do not omit or conceal such breach.

        8.8 Tenure in Office - Appointment of Successor. The Trustee may resign upon giving thirty (30) days' written notice to the Employer. Upon thirty (30) days' written notice, unless a shorter period is agreed to, the Employer shall have the power to remove the Trustee for any or no reason and to appoint a successor to a resigned or removed Trustee.

        The appointment of a successor Trustee shall become effective upon acceptance in writing of such appointment by the successor Trustee. The successor Trustee may be either a corporate Trustee or an individual Trustee or individual Trustees, and the successor Trustee or Trustees shall have no liability for anything done or omitted to be done by the former Trustee. Every successor Trustee appointed to and accepting a trusteeship hereunder shall have the rights, title, powers, duties, exemptions and limitations of the original Trustee.

        8.9 Action on Removal or Resignation. The Employer shall notify the Participants and the Plan Administrator of any change in the trusteeship.

        Upon approval of the Trustee's accounts by the Employer, the resigning or removed Trustee shall transfer and deliver the assets in hand under this Plan and trust to the successor Trustee after paying or reserving such reasonable amount as the Trustee shall deem necessary to provide for the Trustee's expenses in the settlement of the accounts and the amount of any compensation due the Trustee and any sums chargeable against the trust fund for which the Trustee may be liable, but if the sums so reserved are not sufficient for such purpose, the
                                  - 49 -
                                    57

Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee out of assets in the Trustee's hands under this Plan. If the amount reserved be in excess of the amount actually needed, the former Trustee shall return such excess to the successor Trustee. Upon such transfer and delivery, the resigning or removed Trustee shall be discharged from all further accountability and for all matters embraced in the settlement of the Trustee's accounts, except as provided in Section 8.4.

        8.10 Transfer of Interest. Subject to the provisions of Section 5.4, the Trustee at the direction of the Plan Administrator may transfer upon a break in service of a Participant the nonforfeitable interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus Plan maintained by such Participant's new employer and meeting the requirements of Internal
Revenue Code Section 401(a) provided that the Trust to which such transfers are made permits the transfer to be made, or to the Participant after advising him of the income tax advantage of "rolling over" such distribution within sixty (60) days into an Individual Retirement Account or Annuity as defined in Internal Revenue Code Section 408. With the consent of the Plan Administrator, the Trustee may accept funds transferred from such trusts or a "conduit" Individual Retirement Account for the account of a Participant under this Plan, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of counsel for the Employer, the transfer will not jeopardize the exempt status of the Plan, the Plan Administrator shall maintain a separate, nonforfeitable account for the amount transferred and its share of the accretions or losses of the Trust Fund thereafter until such Participant's interest in his account is completely nonforfeitable, at which time the two accounts shall be merged. Under no circumstances shall the Trustee and/or the Plan Administrator accept funds from any trust or Plan that constitutes or is intended to constitute a pension, profit sharing, stock bonus or other similar Plan qualified under Code Section 401.

                  ARTICLE IX - AMENDMENT, TERMINATION AND MERGER OF Plan

        9.1 Amendment of Plan. The Employer shall have the right to amend this Plan in any and all respects at any time and from time to time, provided, however:

        (a) That no amendment shall increase the duties or liabilities of the Plan Administrator or the Trustee without his written consent.

        (b) That no amendment shall deprive any Participant or beneficiary of a deceased Participant of any of the benefits to which he is entitled under this Plan with respect to contribution previously made, nor shall any amendment decrease the balance in any Participant's account.

        (c)     That no amendment shall provide for the use of funds or
                assets held under this Plan other than for the benefit of employees and their beneficiaries or that any funds contributed to this Plan or funds or assets of this Plan shall ever revert to
                                   - 50 -
                                     58

                or be used or enjoyed by the Employer.

        Any amendment to the Plan shall first be approved by resolution of the Board, and shall be executed by the Employer and the Trustee. Notwithstanding the foregoing, any amendment necessary to qualify this Plan, or maintain its qualification, under Section 401(a) of the Internal Revenue Code may be made without the further approval of the Board of Directors signed by the proper officers of the Employer and Trustee, provided the obligations of the Employer are not increased thereby. Any amendment shall be effective as of the date specified therein.


        9.2 Termination of Plan. It is the expectation of the Employer to continue this Plan and its contributions indefinitely, but no contractual obligation to do so is assumed by the Employer and it reserves the right to terminate the Plan at any time. Such termination shall be approved by resolution of the Board.

        9.3 Full Vesting on Termination of Plan. Upon termination, or partial termination, of the Plan, or complete discontinuance of contributions, any unallocated funds shall be allocated to Participants in the same manner as Employer contributions, and the interest of each employee who is a Participant in the Plan, retired Participant, or former Participant in the accumulations in his account, shall be nonforfeitable, and shall continue to be paid to him if he shall be already retired, or if he shall not be retired, shall be paid to him on and after the occurrence of any event which would have resulted in distribution had the Plan remained in existence, in the same manner and under the same options as provided in Article V hereof.

        9.4 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, another Plan after September 2, 1974, each Participant in the Plan shall receive a minimum benefit if the Plan terminated immediately after the merger, consolidation, or transfer, which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan in which he was a Participant had then terminated.

        9.5     Effect of Plan Amendments.  No amendment to the Plan
shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under
Section 412 (c) (8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's right to his employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.
                                   - 51 -
                                     59

                       ARTICLE X - NON-ALIENATION OF BENEFITS

        10.1 Alienation - Pledge. (a) Excepting as to loans to Participants as provided in Section 5.9, no amount payable to or held under the Plan on account of any active, former or retired Participant, or any beneficiary thereof, shall be subject in any manner to anticipation, assignment (either at law or in equity), alienation, nor shall any such amount be subject to attachment, garnishment, levy, execution or other legal or equitable process. For purposes of this section, the terms "assignments" and "alienation" include (i) any arrangement providing for the payment to the Employer of Plan benefits which otherwise would be due the Participant under the Plan, and (ii) any direct or indirect arrangement (whether revocable or irrevocable) whereby a party acquires from a Participant or beneficiary a right or interest enforceable against the Plan in, or to, all or any part of a Plan benefit payment which is, or may become, payable to the Participant or beneficiary.

        (b) Notwithstanding paragraph (a) of this section, once a Participant or beneficiary begins receiving benefits under the Plan, the Participant or beneficiary may assign or alienate the right to future benefit payments provided that such assignment or alienation is voluntary and revocable; does not in the aggregate exceed 10% of any benefit payment and is neither for the purpose, nor has the effect, of defraying Plan administration costs. For purposes of this subparagraph, an attachment, garnishment, levy, execution or other legal or equitable process is not considered a voluntary assignment or alienation.

        (c) Subsection 10.1(a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that Subsection 10.1(a) shall not apply if the order is determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

        10.2 Incapacity Following Retirement. If any former or retired Participant entitled to any payment under the Plan shall be physically or mentally incapable of receiving or acknowledging receipt of such payment, the Plan Administrator, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him.

                        ARTICLE XI - MISCELLANEOUS PROVISIONS

        11.1 Employees' Trust. This Plan is created for the exclusive purpose of providing benefits to the Participants in the Plan and their beneficiaries and defraying reasonable expenses of administering this Plan, and shall be interpreted in a manner consistent with its being an employees' trust, as defined in Section 401(a) of the Code, or any subsequent
                                - 52 -
                                  60

sections of the Code of like intent or purpose. Therefore, under no circumstances, other than those specified in Sections 3.7 through 3.9, inclusive, shall any funds contributed to this Plan and trust, any assets of this Plan and trust, or income of this trust ever revert to or be used or enjoyed by the Employer, nor shall any such funds, assets or income ever be used or diverted to purposes other than for the benefit of the employees of the Employer or their beneficiaries.

        11.2 General Undertaking. All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

        11.3 Agreement to Bind Heirs, etc.. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns, as such terms shall apply, or any and all parties hereto, present and future.

        11.4 Plan Not Contract of Employment. This Plan shall not be construed as creating or changing any contract of employment between the Employer and its employees, whether Participants hereunder or not; and the Employer retains the right to deal with its employees, whether Participants hereunder or not, and to terminate their respective employment at any time, to the same extent as though this Plan had not been created.

        11.5 Invalidity of Certain Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed and enforced as if such provisions had not been included.

        11.6 Law Governing. This Plan and trust shall be construed and enforced according to the laws of the State of Florida other than its laws respecting choice of law, to the extent not preempted by the Act.

        11.7 Construction of Instrument. In any application to any court for the construction of this instrument, or for the determination of any asserted interest in or to the trust fund, only the Employer and the Trustee shall be necessary parties, and no Participant or other person having an interest in the fund shall be entitled to any notice or process. Any judgment entered in such action or proceeding shall be conclusive upon all parties claiming an interest in or under this Plan and Trust Agreement.

        11.8 Term of Trust. If the indefinite continuance of this trust would be in violation of the law, then this trust shall continue for the maximum period permitted by law and shall then terminate, whereupon distribution of its assets shall be made as provided for upon termination of the trust and Plan.

        11.9 Service of Legal Process. The Plan Administrator shall be the agent for service
                                  - 53 -
                                    61
of all legal process for this Plan and the Trustee named herein.

        11.10 Bonding. Every fiduciary, except a bank or an insurance company, which is specifically exempted by Section 412 of the Act, shall be bonded as provided by the Act and regulations thereunder. Notwithstanding anything in this Agreement to the contrary, the cost of any such bond shall be an expense of and may, at the election of the Plan Administrator, be paid from the trust fund or by the Employer.

        11.11 No Divestment for Cause. No Participant under this Plan shall be deprived of any of his benefits provided for him for any cause whatever.

        11.12 Payment of Benefits if Claim Not Filed. A Participant under this Plan shall be paid any benefits due him regardless of whether or not a claim therefor is filed.

        11.13 Service Prior to Plan Adoption. Years of service for the purpose of determining eligibility to participate in the Plan under Articles I and II shall include all years of service completed prior to the effective date of the adoption of this Plan.

        11.14 Acceptance. The Trustee hereby accepts this trust and agrees to hold the trust assets existing on the date of this Agreement and all additions and accretions thereto subject to all the terms and conditions of this Plan and Trust Agreement, which shall be interpreted and construed in accordance with the Act and the Code, and to the extent not superseded by other Federal law, in accordance with the laws of the State of Florida, other than its laws respecting choice of laws.

        11.15 Investment of Plan Assets in Employer Stock. This Plan is designed and intended to invest in Employer Stock to the maximum extent of 75% of Plan assets or to such lesser extent as actually elected by Plan Participants pursuant to Section 4.4(b).
                                  - 54 -
                                    62

        IN WITNESS WHERE0F, the parties have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered                       CPI ACQUISITION, INC. d/b/a
in the presence of:                                Computer Power, Inc.

   /s/ Marion L. Sorrell                           By: /s/ David M. Hicks
                                                      David M. Hicks, President

  /s/Caroline W. Chatham                          Attest:/s/James W. Milligan
   As to Employer                                        James W. Milligan,
                                                         Secretary


                                                     (Corporate Seal)


                                                          EMPLOYER

  /s/ Brenda S. Bludsworth                       /s/ W. Robinson Frazier,III
                                                     W. Robinson Frazier,III

  /s/ Roy Z. Street                              /s/ David M. Hicks
   As to Trustee                                     David M. Hicks

                                                 /s/ K.C. Houston
                                                     K.C. Houston

                                                         TRUSTEE
                                       - 55 -
                                         63

                         AMENDMENT TO CPI ACQUISITION, INC.
                            d/b/a/ COMPUTER POWER, INC.
                 AMENDED AND RESTATED RETIREMENT SAVINGS Plan TRUST
                 AGREEMENT


        THIS AGREEMENT made this 24th day of February,1992, by and between CPI ACQUISITION, INC. d/b/a COMPUTER POWER, INC., a
Delaware corporation, with principal offices at Jacksonville, Florida (hereinafter called the "Employer") and K. C. HOUSTON and DAVID
M. HICKS, both of Jacksonville, Florida (hereinafter collectively called the "Trustee").
                                     WITNESSETH:
        WHEREAS, the Employer maintains the CPI Acquisition, Inc.
d/b/a Computer Power, Inc. Retirement Savings Plan for the benefit of the Employer's eligible employees (hereinafter called the "Plan") under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended; and
        WHEREAS, K. C. Houston and David M. Hicks are currently the duly appointed and acting trustees of the Trust established under the Plan;
and
        WHEREAS, it is contemplated that, pursuant to a Plan of Merger dated as of December 5, 1991, a subsidiary of ALLTEL Corporation (hereinafter called "ALLTEL") will be merged into the Employer, with the Employer as the surviving corporation ("the Merger"), and all shares of common stock of the Employer (hereinafter called "Employer Stock")
owned by the Plan and by all other stockholders of the Employer will be converted into shares of ALLTEL common stock, with cash paid in lieu of any resulting fractional shares; and
        WHEREAS, Section 9.1 of the Plan provides that the Employer reserves the right to amend the Plan at any time; and
                              -1-
                               64

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the respective parties hereto agree as follows:
                1. Effective as of the effective time of the Merger, the definition of "Employer" in Section 1.l of the Plan is amended to provide as follows:
                "Employer" means CPI ACQUISITION, INC. d/b/a
        COMPUTER POWER, INC., a Delaware corporation, and the surviving corporation resulting from any merger or consolidation of CPI ACQUISITION, INC. d/b/a COMPUTER POWER, INC.
        with any other corporation. The term "Employer" shall also mean any other entity which, with the consent of the Board of Directors, adopts this Plan and joins in the Trust Agreement. Where a group of Employers has adopted and joined in this Plan and Trust
        Agreement and such group constitutes a controlled group of corporations within the meaning of Section 1563(a) of the Code, such group shall be treated as one Employer for purposes of crediting years of service completed by eligible employees under
        Article II and Section 5.4.

                2. Effective as of the effective time of the Merger, the definition of "Employer Stock" in Section 1.l of the Plan is amended to provide as follows:

                "Employer Stock" means the common stock, par value $1.00 per share, of ALLTEL Corporation, a Delaware corporation, as such common stock is from time to time constituted.

                                                Employer,
Witness:                                        CPI ACQUISITION, INC.
                                                d/b/a COMPUTER POWER,INC.


  /s/ Bruce P. Andrews                          By:     /s/ James W. Milligan
      Trustee,

  /s/ Marion L. Sorrell                                /s/ K.C. Houston
                                                        K. C. Houston

  /s/ Myra M. Wilson                                   /s/ David M. Hicks
                                                           David M. Hicks

                                      - 2 -
                                        65

                                 SECOND AMENDMENT TO

                  CPI ACQUISITION, INC. d/b/a COMPUTER POWER, INC.

                    AMENDED AND RESTATED RETIREMENT SAVINGS Plan
                                  TRUST AGREEMENT


        THIS AMENDMENT, made and executed as of the 23rd day of
December, 1992, by and between CPI Acquisition, Inc. d/b/a Computer
Power, Inc., a Delaware corporation with principal offices in Jacksonville, Duval County, Florida, hereinafter referred to as the Employer; and
David M. Hicks, of Jacksonville, Duval County, Florida, hereinafter referred to as the Trustee.
                                     WITNESSETH:
        WHEREAS, the Employer and W. Robinson Frazier, III, David
M. Hicks and K. C. Houston, as Trustees, did execute the CPI
Acquisition, Inc. d/b/a Computer Power, Inc. Amended and Restated Retirement Savings Plan Trust Agreement ("the Plan") as of
September 29, 1989; and
        WHEREAS, David M. Hicks is currently the sole Trustee of the
Plan; and
        WHEREAS, Article IX, Section 9.1, of the Plan provides that the Plan may be amended in order for it to constitute a qualified Plan under
Section 401(a) of the Internal Revenue Code without the approval of the Employer's Board of Directors; and
        WHEREAS, the Employer and the Trustee are desirous of
amending the Plan in order that it shall constitute a qualified Plan under
Section 401(a) of the Internal Revenue Code.
        NOW, THEREFORE, in consideration of the premises, the parties hereto make the following amendments to the CPI Acquisition, Inc. d/b/a Computer Power, Inc. Amended and Restated Retirement Savings Plan
Trust Agreement, dated September 29, 1989, effective
                                 -1-
                                  66

commencing with the entire calendar year ending December 31,1989:
                1. Article III, Section 3.3, is hereby completely amended and restated to read as follows:
                "3.3 Limitations.  The Employer may limit, revoke or
amend its agreement to make tax-deferred contributions under Section 3.1 on behalf of any Participant at any time, but only if it determines that such limitation, revocation or amendment is necessary under one of the following circumstances set forth in subparagraphs (a), (b) or (c) herein below:
                "(a) in the case of tax-deferred savings contributions, to insure that the discrimination tests of Section 401(k) of the Code governing permissible levels of tax-deferred contributions are met for such Plan Year, or to insure that one of the following tests is met for such Plan Year.
                         "(1)   The Actual Average Percentage of the
                                tax-deferred contributions of the
                                Highly-Compensated Employees eligible to
                                participate is not more than 1.25 times the
                                Actual Average Percentage of the
                                tax-deferred contributions for all other
                                Employees eligible to participate; or
                        "(2)    The Actual Average Percentage of the
                                tax-deferred contributions for the Highly-
                                Compensated Employees eligible to
                                participate is not more than 2.0 times the
                                Actual Average Percentage of the
                                tax-deferred contributions for all other
                                Employees eligible to participate and the
                                Actual Average Percentage of the
                                tax-deferred contributions for the
                                Highly-Compensated Employees eligible to
                                   - 2 -
                                     67

                                participate does not exceed the Actual
                                Average Percentage of the tax-deferred
                                contributions for all other Employees eligible to participate by more than two (2)
                                percentage points.  The provisions of Code
                                Section 401(k)(3) and Regulation 1.40l(k)-l(b) are incorporated herein by reference.
                "However, for Plan Years beginning after December 31,
1988, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly-Compensated Employee eligible to make elective deferrals pursuant to
Section 3.2 and to make Employee contributions or to receive matching contributions under any other Plan maintained by the Employer or an affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.
                "(b) to insure that a Participant's Additions for any calendar year will not exceed the limitations of Section 3.4; or
                "(c) to insure deductibility of the Employer's entire contribution to the Plan for federal income tax purposes.
                "If a limitation or amendment becomes necessary pursuant
to subparagraphs (a) or (c) above, such limitation or amendment will be first applied to the Participant who is the Highly-Compensated Employee electing the highest percentage of tax-deferred savings contributions pursuant to Section 3.1 until the tests of subparagraphs (a) or (c) are met or until such Participant's election pursuant to Section 3.1 is reduced to the same percentage level as the Participant who is the Highly-
Compensated Employee electing the second highest
                                   - 3 -
                                     68

percentage of tax-deferred savings contributions pursuant to Section 3.1.
If further limitations are required, then both such Participants' percentage elections shall be reduced until the tests of subparagraphs (a) or (c) are met or until the two Participants' elections pursuant to Section 3.1 are reduced to the same percentage level as the Participant who is the Highly-Compensated Employee electing the third highest percentage of tax-deferred savings contributions pursuant to Section 3.1, and such limitations or amendments shall continue to be made in a similar manner from the Participants who are Highly-Compensated Employees making the highest percentage elections to the lowest until the tests of subparagraphs
(a) or (c) are satisfied. The Employer shall have the right to include the tax-deferred savings contributions for purposes of meeting the limitation under this Section 3.3.
                "In applying the discrimination tests under Section 401(k) of the Internal Revenue Code, tax-deferred savings contributions shall be taken into account for a Plan Year only if such contributions are attributable to compensation received by the Participant during the Plan
Year in question or earned during the Plan Year in question and received within 2 1/2 months after the end of the Plan Year. Additionally, the tax-deferred savings contributions must be allocated to the Participants Tax-Deferred Savings Account within such Plan Year.
        "In applying the discrimination tests under this Section, the employer shall treat tax-deferred contributions under Plans which are aggregated under Sections 401(a)(4) or 410(b) of the Internal Revenue
Code as made under a single Plan. In addition, if a Highly-Compensated Employee is eligible under more than one cash or deferral arrangement maintained by the Employer, the Employee's Actual Average percentage is calculated by treating all of the cash or deferral arrangements as one cash or deferral arrangement.
                                - 4 -
                                  69

        "For purpose of this Section, the family aggregation rules set forth in the definition of the term "highly-compensated employee"
found in Section 1.1 shall apply. Where the family aggregation rules are applicable, the family group shall be treated as one Highly-Compensated Employee and the Actual Average percentage for the family group shall be the greater of:
                "(1)    the ratio determined by combining the compensation
and salary reduction contributions of all eligible family members who are highly-compensated without regard to family aggregation; and
                "(2)    the ratio determined by combining the compensation
and salary reduction contributions or all eligible family members.
                "For purposes of this Section 3.3, the following meanings shall attach. The "Actual Average Percentage" for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of the amount of Employer Contributions actually paid over to the Trust on behalf of each such Participant for each Plan Year to the Participant's Compensation for such Plan Year. The term "Compensation" shall include all amounts paid by the Employer to the Participant which are currently includible in the Participant's gross income. The Employer may, but shall not be required to, include in the Participant's Compensation the amount of any
Participant salary reduction elections under Code Sections 125 and 401(k), or to use such alternate definition of Compensation as the Internal
Revenue Service may provide by regulation under Code Section 414(s)."
        2. Except as hereinabove amended or modified, the remaining terms, conditions
                              - 5 -
                                70

and provisions of the Plan, as previously amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this amendment the day and year first above written.
Signed, sealed and delivered
in the presence of:



  /s/ Marion L. Sorrell                         CPI ACQUISITION, INC. d/b/a
                                                COMPUTER POWER, INC.


  /s/ Dori N. Stephens                          By: /s/ Bruce P. Andrews
Witnesses as to both parties                    Bruce P. Andrews, Vice President
                                                and Chief Financial Officer

                                                                 EMPLOYER



                                                      /s/ David M. Hicks
                                                        David M. Hicks

                                                                 TRUSTEE

                                   -6-
                                    71




                                        THIRD
                                    AMENDMENT TO
                                CPI ACQUISITION, INC.
                             D/B/A COMPUTER POWER, INC.
                  AMENDED AND RESTATED SAVINGS PLAN TRUST AGREEMENT


        THIS AGREEMENT made this 24th day of December, 1992, by
and between CPI ACQUISITION, INC. d/b/a COMPUTER POWER,
INC., a Delaware corporation, with principal offices at Jacksonville, Florida (hereinafter called the "Employer") and DAVID M. HICKS, of Jacksonville, Florida (hereinafter called the "Trustee").
                                     WITNESSETH:
        WHEREAS, the Employer maintains the CPI Acquisition, Inc.
d/b/a Computer Power, Inc. Retirement Savings Plan for the benefit of the Employer's eligible employees (hereinafter called the "Plan") under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended; and
        WHEREAS, David M. Hicks is currently the duly appointed and acting trustee of the Trust established under the Plan; and
        WHEREAS, Section 9.1 of the Plan provides that the Employer reserves the right to amend the Plan at any time;
        NOW THEREFORE, in consideration of the foregoing and the
mutual covenants herein contained, the respective parties hereto agree as follows:
                                       PART A
        Effective as of January 1, 1989, the Plan is hereby amended in the following respects:
                1.  The definition of "Normal Retirement Age" in
Section 1.2 of the Plan is amended to provide as follows:
                                   -1-
                                    72

        "Normal Retirement Age" means the date on which a participant attains age sixty-five (65).

        2.  The third sentence of the definition of "Employer" in
Section 1.2 of the Plan is amended to provide as follows:
For purposes of the Plan except for participation in the Plan of employees, the term "Employer" shall include each other entity that would be aggregated with an Employer for a relevant purpose under Section 414 of the Code.

        3. The definition of Compensation in Section 1.2 of the Plan is amended by adding a new sentence immediately following paragraph (a) thereof to provide as follows:
Nothwithstanding the foregoing, compensation of a Participant shall include contributions made to the Plan on behalf of the Participant pursuant to a salary reduction agreement and elective contributions made on behalf of the Participant that are not includible in the Participant's gross income under Section 125 or 402(a)(8) of the Code.


                                       PART B
        Effective as of the effective time of the merger of a subsidiary of ALLTEL Corporation into the Employer, with the Employer as the surviving corporaton, pursuant to a Plan of Merger dated as of December
5, 1991, as amended, the Plan is hereby amended in the following respects:
        1. The definition of "Eligible Employee" in Section 1.1 of the Plan is amended to provide as follows:
        "Eligible Employee" means any common-law employee of the Employer, or its corporate successor, except the following:

        (i)  Directors, unless otherwise employed by the Employer; and

        (ii) Employees covered by a collective bargaining agreement between employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.
                                 - 2 -
                                   73

        2. The second paragraph of the definition of "Leased Employee" in Section 1.1 of the Plan is amended by deleting the introductory clause therefrom and substituting the following therefor:
        A leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and
(16), and 408(k), 410, 411, 415, and 416 of the Code; provided however, that no leased employee shall accrue a benefit hereunder. A leased employee shall be considered an "excludable leased employee" if:


                                       PART C

        Effective as of January 1, 1993, Section 8.10 of the Plan is hereby amended to provide as follows:
        8.10 Rollovers. With the consent of the Plan Administrator, the Trustee may accept an eligible rollover distribution, as defined in
Section 402 of the Code, from an eligible retirement plan, as defined in
Section 402 of the Code. The Plan Administrator shall maintain a separate, nonforfeitable account for the amount transferred and its share of the accretions or losses of the Trust Fund.


                                       PART D

        Effective as of the effective date of acceptance by NationsBank of Texas, N.A. of its appointment as successor Trustee, the Plan is hereby amended in the following respects:
        1. The definition of "Trustee" in Section 1.1 of the Plan is amended to provide as follows:
        "Trustee" means NationsBank of Texas, N.A. or any successor trustee designated, qualified, and acting under the Trust Agreement.

        2. Section 1.1 of the Plan is amended by adding a new definition immediately following the definition of Total and Permanent Disability to provide as follows:
        "Trust Agreement" means the agreement entered into by and
between the Employer
                                   - 3 -
                                     74

and the Trustee relating to the holding, investment, and reinvestment of the assets of the plan, together with all amendments thereto, the provisions of which shall be deemed a part of the Plan and are hereby incorporated into the Plan.

        3. The definition of "Plan" in Section 1.2 of the Plan is amended to provide as follows:
        "Plan" means "Computer Power, Inc. Retirement Savings Plan" as set forth herein, and as the same may from time to time hereafter be amended.
        4.  Subsection 4.4(a) of the Plan is amended to provide as follows:
        (a) Except as provided in Subsection 4.4(b), each Participant shall have the right to direct the investment of his account in one or more of the investment funds maintained in accordance with the provisions of the Trust Agreement. Once during each calendar quarter on a date of the Participant's choosing, each Participant may direct that his account be invested in the then available investment funds in such increments as may be specified by the Participant in question on forms promulgated for such purposes by the Plan Administrator. If a Participant fails to file a timely investment election for any portion of his account, that portion of his account shall be invested in the investment fund existing under the Trust Agreement that invests primarily in short-term, fixed income investments, or in the absence thereof, the investment fund selected by the Plan Administrator. The allocation of earnings and adjustments provided for in Sections 4.2 and 4.3 of this Article IV shall be done taking into account the provisions of this Section 4.4.

        5.  Paragraph (4) of Subsection 4.4(b) of the Plan is deleted.
        6.  Section 6.3 of the Plan is amended to provide as follows:
        6.3 Appointment of Investment Manager. An Investment Manager may be appointed from time to time to manage all or a portion of the assets of the Plan as provided in the Trust Agreement.

        7. Article VIII of the Plan and any other provision of the Plan integrally related thereto shall be inoperative and the provisions of the Trust Agreement shall be operative in lieu thereof.

                                    - 4 -
                                      75

Witness:                                    Employer,
                                            CPI ACQUISITION, INC.
                                            d/b/a COMPUTER POWER, INC.


  /s/ Marion L. Sorrell                     By:   /s/ Bruce P. Andrews



                                            Trustee,

  /s/ Dori N. Stephens                             /s/ David M. Hicks
                                                   David M. Hicks


                                      - 5 -
                                        76



                                    	FOURTH
                                 	AMENDMENT TO
                             	COMPUTER POWER, INC.
                           	RETIREMENT SAVINGS PLAN


        	WHEREAS, CPI ACQUISITION, INC. d/b/a COMPUTER POWER, INC. (hereinafter called the "Employer") maintains the Computer Power, Inc. Retirement Savings

Plan for the benefit of Employer's eligible employees (hereinafter called the "Plan") under the provisions of Section 401(a) of the Internal

Revenue Code of 1986, as amended; and

        	WHEREAS, Section 9.1 of the Plan provides that the Employer reserves the right to amend the Plan at any time;

        	NOW THEREFORE, effective as soon as practicable following

receipt of a Private Letter Ruling from the Internal Revenue Service regarding termination of the CPI Acquisition, Inc. d/b/a Computer Power, Inc.

Employee Stock Ownership Plan, the Plan is hereby amended by the addition of a new Section 8.11 to provide as follows:

        	8.11 Transfer of Certain Accounts From ESOP. In the event that, upon termination of the CPI Acquisition, Inc. d/b/a Computer Power, Inc.
Employee Stock Ownership Plan (the "ESOP"), a participant in the ESOP does not elect to receive distribution of his account under the ESOP, the Trustee of the Plan shall accept transfers of such accounts from the trustee of the ESOP. The trustee shall establish and maintain a separate, nonforfeitable
ESOP Transfer Account for each such transferred account and its share of the accretions or losses of the Trust Fund. Notwithstanding any other provision of the Plan to the contrary, no amounts transferred to an ESOP Transfer
Account or any earnings thereon shall be invested in Employer Stock or any other employer security.



                 	EXECUTED this 22 day of July, 1994.


Witness:		                                    Employer,
                                            		CPI ACQUISITION, INC.
                                            		d/b/a COMPUTER POWER, INC.


 /s/ N. Trent Georges 	                       By:    /s/ Bruce P. Andrews
                                 -1-
                                  77

                                	FIFTH
                            	AMENDMENT TO
                       	  COMPUTER POWER, INC.
                        	RETIREMENT SAVINGS PLAN


              	WHEREAS, CPI ACQUISITION, INC. d/b/a COMPUTER POWER, INC.

(hereinafter called the "Employer") maintains the Computer Power, Inc.

Retirement Savings Plan for the benefit of the Employer's eligible employees (hereinafter called the "Plan") under the provisions of Section

401(a) of the Internal Revenue Code of 1986, as amended; and

              	WHEREAS, Section 9.1 of the Plan provides that the Employer

reserves the right to amend the Plan at any time;

              	NOW THEREFORE, the Plan is hereby amended in the respects hereinafter set forth.


                                 	PART A

              	Effective as of January 1, 1994, the Plan is amended in the

following respects.

              	1.  Subparagraph (b)(4) of Section 3.4 of the Plan is

amended to provide as follows:

             	(4) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable
                                       -1-
                                       78

error in determining the amount of elective deferrals (within the meaning of Section 402 (g) (3) of the Code) that may be made with respect to any individual under the limits of Section 415 of the Code, or under other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in Section 3.6, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount shall be deemed an excess amount under the Plan and shall be disposed of in the manner described in Section 3.6. If, after applying the provisions of Section 3.6, there is still an excess amount, such excess amount shall be disposed of in accordance with the terms of such other plans.

           	2.  Subparagraphs (b)(5) and (b)(6) and paragraph (c)

of Section 3.4 of the Plan are deleted.

           	3.  Section 3.6 of the Plan is amended by renumbering

paragraphs (b), (c), and (d) thereof as paragraphs (c), (d), and (e),

respectively; by deleting each reference to "paragraph a" therefrom and substituting a reference to "paragraph (a) and Paragraph (b)" therefor in each place such reference occurs; and by adding a new paragraph (b) to provide as follows:

          	(b)  Any elective deferrals (within the meaning of Section 402(g)(3)
of the Code), to the extent that they would reduce the excess amount, will be returned to the Participant.


                                  	PART B
              	Effective as soon as practicable following receipt of a

Private Letter Ruling from the Internal Revenue Service regarding termination of the CPI Acquisition, Inc. d/b/a Computer Power, Inc. Employee Stock Ownership

Plan, the Plan is amended in the following respects.

              	1.  The second sentence of the definition of Account in Section

1.2 of the Plan is amended to provide as follows:

A Participant's account shall consist of his Employer Contribution Account, his Employee Contribution Account, his Salary Reduction Contribuption Account, as applicable, and such other accounts as may be established from time to time to properly reflect his interest in the trust fund.

               	2.  Section 1.2 of the Plan is amended by adding a new

definition immediately following the definition of Employer Stock to provide as follows:

   	"ESOP Transfer Account" means the account maintained for a Participant, if any, in accordance with the provisions of Section 8.11.

               	3.  Section 1.2 of the Plan is amended by adding a new

definition immediately following the definition of Plan Year to provide as follows:

  	"Rollover Account" means the account maintained for a Participant, if any, in accordance with the provisions of Section 8.10.
                                     -2-
                                      79

               	4.  Paragraph (a) of Section 4.4 of the Plan is amended by

deleting each reference to "Participant" therefrom and substituting a reference to "Participant or former Participant with an undistributed account balance"

therefor in each place such reference occurs.


                                  	PART C
              	Effective on or as soon as practicable after August 1, 1994,

the Plan is amended in the following respects.

              	1.  Paragraph (b)(2) of Section 4.4 of the Plan shall be

 amended to provide as follows:

       	(2) With respect to shares of Employer Stock purchased with respect to a Participant's Employer Contribution Account pursuant to paragraph
(b) (a) of this Section 4.4, the Participant may direct the sale or liquidation of those shares in accordance with the provisions of this paragraph (b) (2):

         	  (i)	For the remainder of the Plan Year ending December 31, 1994, a Participant may direct that a portion of the Employer Stock in which his account is invested pursuant to paragraph (b) (1)
                of this Section 4.4 be sold or liquidated, provided that the total number of shares sold or liquidated shall not exceed one-
                third (rounded to the nearest whole share) of the number of shares originally purchased, as adjusted to reflect the
                exchange of CPI Acquisition, Inc. d/b/a Computer Power, Inc.
                common stock for ALLTEL Corporation common stock and any stock splits and stock dividends.

                                       -3-
                                       80

         	 (ii)	For the period beginning January 1, 1995 and ending
                December 31, 1995, a Participant may direct that a portion of the Employer Stock in which his account is invested pursuant to paragraph (b) (a) of this Section 4.4 be sold or liquidated, provided that the total number of shares sold or liquidated, when added to any shares sold or liquidated pursuant to subpara-graph (i) above, by the Participant on or before December 31, 1995 shall not exceed two-thirds (rounded to the nearest whole share) of the number of shares orignally purchased, as adjusted to reflect the exchange of CPI Acquisition, Inc. d/b/a Computer Power, Inc. common stock for ALLTEL Corporation common stock and any stock splits and stock dividends.

         	(iii)	Beginning January 1, 1996, a Participant may direct
                that any or all shares of the Employer Stock in which his account is invested pursuant to paragraph (b) (1) of this section 4.4 be sold or liquidated.


Notwithstanding any of the provisions of this paragraph (b)(2), a Participant's directions to sell or liquidate shares of Employer Stock shall be subject to the provisions of parapraph (a) of Section 4.4 of the Plan.

                	2.  Paragraph (b)(3) of Section 4.4 of the Plan shall be

amended to provide as follows:

Notwithstanding any provision hereof to the contrary, no loans or hardship withdrawals shall be permitted with respect to any portion of a Participant's Employer Contribution Account that is invested in shares of Employer Stock purchased pursuant to paragraph (b) (1) above. The restriction provided by this paragraph shall apply only to the extent that shares of Employer Stock may not be sold or liquidated by the Participant in accordance with the provisions of paragraph (b) (2) above.

               		3.  The third sentence of paragraph (a) of Section 5.4 of the

Plan is amended to provide as follows:

To the extent a Participant's account is invested in Employer Stock immediately prior to a distribution, the Participant may elect to receive that portion of his distribution in whole shares of Employer Stock with any fractional shares paid in cash.

               	4.  The first sentence of paragraph (a) of Section 5.5 of the

Plan is amended to provide as follows:

                                    -4-
                                     81

As of the anniversary date of the Plan Year in which occurs the death or retirement of a Participant,the Plan Administrator shall direct the Trustee to distribute to the Participant or his beneficiary all amounts to which he is entitled under this Plan in the form of one lump-sum cash payment, unless the Participant or his beneficiary elects otherwise in accordance with Section
5.5  (b) below.

              	5.  Paragraph (b) of Section 5.5 of the Plan is amended to

provide as follows:

      	(b) To the extent a retired or deceased Participant's account is invested in Employer Stock immediately prior to a distribution, the Participant, or his beneficiary in the case of a deceased Participant, may elect to receive that portion of the distribution in whole shares of Employer Stock, with any fractional shares paid in cash.



                                 	PART D

               	Effective as of the close of business following the transfer of accounts pursuant to Section 8.11 of the Plan, the last sentence of Section

8.11 shall be inoperative.

               	EXECUTED this 22 day of July, 1994.


Witness:	                                           CPI ACQUISITION, INC.
	                                                   d/b/a COMPUTER POWER, INC.



 /s/ N. Trent Georges   	                           By:  /s/ Bruce P. Andrews

                                    - 5 -
                                     82